UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Check the appropriate box:
☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12
UPBOUND GROUP, INC.
(Name of Registrant as Specified in Its Charter)
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UPBOUND GROUP, INC.
5501 Headquarters Drive
Plano, Texas 75024
Dear Fellow Stockholder:
It is our pleasure to invite you to attend the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Upbound Group, Inc. The 2024 Annual Meeting will be held on Tuesday, June 4, 2024, at 8:00 a.m., Central Time, at the Upbound Group, Inc. Field Support Center, which is located, along with our principal executive offices, at 5501 Headquarters Drive, Plano, Texas 75024.
In connection with the 2024 Annual Meeting, the attached Notice of Annual Meeting and Proxy Statement describe the business items we plan to address at the meeting. We also plan to have a question and answer session during which our stockholders will have the opportunity to ask questions of management regarding our business.
In accordance with the Securities and Exchange Commission’s “Notice and Access” model, we are furnishing proxy materials to our stockholders via the Internet. On or about April 23, 2024, we began mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our stockholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.
Your vote is very important so we encourage you to review the information contained in the proxy materials and submit your proxy, regardless of the number of shares you own. It is important that beneficial owners of our common stock instruct their brokers on how they want to vote their shares. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to submit your proxy online.
We look forward to seeing you on June 4, 2024.
Sincerely,
/s/ Jeffrey Brown Jeffrey Brown Chairman of the Board	/s/ Mitchell Fadel Mitchell Fadel Chief Executive Officer and Director

Notice of 2024 Annual Meeting of Stockholders
Tuesday, June 4, 2024
8:00 a.m., Central Time
The 2024 annual meeting of stockholders of Upbound Group, Inc. will be held on Tuesday, June 4, 2024, at 8:00 a.m., Central Time, at the Upbound Group, Inc. Field Support Center, which is located, along with our principal executive offices, at 5501 Headquarters Drive, Plano, Texas 75024, for the following purposes:
1.
To re-elect the six directors nominated by our board of directors;

2.
To ratify the Audit & Risk Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024;

3.
To conduct an advisory vote approving the compensation of the named executive officers for the year ended December 31, 2023, as set forth in the proxy statement;

4.
To approve an amendment to the Upbound Group, Inc. Certificate of Incorporation (the “Certificate of Incorporation”) to limit the liability of certain officers as permitted by Delaware law (the “Exculpation Amendment”);

5.
To approve other miscellaneous amendments to the Certificate of Incorporation to provide that Board committees may be established by the Board by a majority of the quorum, to remove the indemnification provisions, to remove all references to the Series A Preferred Stock and to correct a typo (the “Miscellaneous Amendments”); and

6.
To transact other business that properly comes before the meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement, which is attached to, and made a part of, this notice. Our board of directors has fixed the close of business on April 9, 2024 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the 2024 Annual Meeting and at any and all adjournments or postponements thereof.
We are using the “Notice and Access” method of furnishing proxy materials to our stockholders via the Internet. Instructions on how to access and review the proxy materials on the Internet can be found on the Notice of Internet Availability of Proxy Materials (the “Notice”) mailed to stockholders of record on or about April 23, 2024. The Notice also contains instructions on how to receive a paper copy of the proxy materials.
Your vote is important, and whether or not you plan to attend the 2024 Annual Meeting, please vote as promptly as possible. We encourage you to submit your proxy via the Internet, as it is the most convenient and cost-effective method of voting. You may also submit your proxy by telephone or by mail (if you receive paper copies of the proxy materials or request a paper proxy card). Instructions regarding all three methods of voting are included in the Notice, the proxy card and the proxy statement.
Thank you in advance for voting and for your support of Upbound Group, Inc.
By Order of the Board of Directors,
/s/ Bryan Pechersky
Bryan Pechersky
Executive Vice President — General Counsel
and Corporate Secretary
Upbound Group, Inc.
5501 Headquarters Drive, Plano, Texas 75024
April 23, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2024
This Notice of Annual Meeting, the proxy statement and our annual report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) (which we are distributing in lieu of a separate annual report to stockholders) are available on our website at investor.upbound.com, in the “Financials and Filings — Annual Reports and Proxies” subsection. Additionally, you may access the Notice of Annual Meeting, the proxy statement and the 2023 Form 10-K at www.proxyvote.com.

Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 4, 2024
This proxy statement is furnished in connection with the solicitation of proxies by Upbound Group, Inc. on behalf of its board of directors (the “Board”), for the 2024 annual meeting of stockholders of the Company (the “2024 Annual Meeting”). In this proxy statement, references to “Upbound”, the “Company”, “we”, “us”, “our” and similar expressions refer to Upbound Group, Inc., unless the context of a particular reference provides otherwise. Although we refer to our website and other websites in this proxy statement, the information contained on our website or other websites is not a part of this proxy statement. The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed on or about April 23, 2024 to stockholders of record as of April 9, 2024.
SUMMARY
This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. For information regarding our 2023 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”).
Meeting Information
Date & Time: 8:00 a.m., Central Time, on Tuesday, June 4, 2024, or at such other time to which the meeting may be adjourned or postponed. References in this proxy statement to the 2024 Annual Meeting also refer to any adjournments, postponements or changes in time or location of the meeting, to the extent applicable.
Location: Upbound Group, Inc. Field Support Center, 5501 Headquarters Drive, Plano, Texas 75024.
Eligibility to Vote: You can vote if you were a stockholder of record at the close of business on April 9, 2024 by following the instructions set forth in this proxy statement.
Overview of Proposals
Proposal	Board Vote Recommendation
One: Election of Directors	FOR each Director Nominee
Two: Ratification of Auditors	FOR
Three: Advisory Vote on Executive Compensation	FOR
Four: Adoption of the Exculpation Amendment to the Certificate of Incorporation	FOR
Five: Adoption of the Miscellaneous Amendments to the Certificate of Incorporation	FOR

UPBOUND GROUP, INC. - 2024 Proxy Statement1

Board Information
Board Nominees
The following table provides summary information about each director nominee who is nominated for re-election at the 2024 Annual Meeting. Each director nominee will serve a one-year term expiring at the 2025 annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal. As previously disclosed, Ms. You will not seek re-election and her service on the Board will end at the 2024 Annual Meeting, and, accordingly, Ms. You is not one of the director nominees. Ms. You’s decision to not seek re-election was not due to any disagreement with the Company on any matters relating to the Company’s operations, practices or policies. Additional information about each nominee, including the Board’s diversity and skills matrix, can be found under “Proposal One: Election of Directors” below.
Name(1)	Age	Director Since	Independent	Committee Memberships	Other Public Company Boards
Jeffrey Brown (Chairman)	63	2017	Yes	Audit & Risk (chair)	Medifast, Inc.
Mitchell Fadel	66	2017	—	—	—
Molly Langenstein	60	2024	Yes	Compensation Nominating and Corporate Governance	—
Harold Lewis	63	2019	Yes	Audit & Risk Compensation	—
Glenn Marino	67	2020	Yes	Compensation (chair) Nominating and Corporate Governance	PRA Group, Inc.
Carol McFate	71	2019	Yes	Audit & Risk Nominating and Corporate Governance (chair)	—

(1)
Former director Christopher Hetrick’s service on the Board ended upon his resignation on February 29, 2024 (which was not due to any disagreement with the Company on any matters relating to the Company’s operations, practices or policies) and, accordingly, Mr. Hetrick is not one of the director nominees.

Independent Directors
Other than our Chief Executive Officer (“CEO”), all members of the Board are independent as determined in accordance with applicable rules of Nasdaq and the Securities and Exchange Commission (the “SEC”) and as determined by our Board.
Board Leadership Structure; Independent Chairman
Our Board separates the roles of Chairman and Chief Executive Officer. Mr. Brown serves as Chairman, and Mr. Fadel serves as our Chief Executive Officer.
Board Diversity
Our Board includes a range of individuals with diverse backgrounds and experiences, including both gender and ethnic diversity.
Corporate Governance
General
Our Board has established corporate governance practices designed to serve the best interests of our Company and our stockholders, including:
•
a code of business conduct and ethics applicable to all of our Board members and employees;

•
a majority voting standard in non-contested elections for directors;

•
annual elections for all directors;

2UPBOUND GROUP, INC. - 2024 Proxy Statement

•
a policy for the submission of complaints or concerns relating to accounting, internal accounting controls or auditing matters; and

•
procedures regarding stockholder communications with our Board and its committees.

Director Compensation
Under our current compensation program, our non-employee directors receive annual retainers, which are payable in cash unless the applicable director has elected to receive all or a portion of such amount in the form of deferred stock units (“DSUs”), as well as an annual DSU award under the Upbound Group, Inc. Amended 2021 Long-Term Incentive Plan (the “2021 Plan”) with a grant date value of  $145,000 for 2024. In addition, non-employee directors may elect to defer cash dividends otherwise payable on DSUs into additional DSUs. The Company provides a 25% matching contribution on deferrals of cash retainers and cash dividends into DSUs.
Mr. Fadel, our Chief Executive Officer and our only employee director, is not entitled to receive compensation for his service as a director.
Executive Compensation
Program Objectives
The objectives of our executive compensation program are to:
•
attract, retain and motivate senior executives with competitive compensation opportunities;

•
balance short-term and long-term strategic goals;

•
align our executive compensation program with the core values identified in our mission statement; and

•
reward achievement of our financial and non-financial goals.

The Company’s compensation philosophy focuses on ensuring a competitive target total direct compensation (base salary, annual incentive opportunity and long-term incentive compensation opportunity) based on market data for compensation paid at similarly situated public companies in the retail and consumer finance sectors, which include companies in the Company’s Peer Group (as described under “Compensation Discussion and Analysis” below). The Compensation Committee ultimately exercises discretion to finalize pay levels based on numerous factors, including tenure, experience, historical performance and responsibilities.
The following are the primary forms of compensation currently utilized by the Compensation Committee in compensating our named executive officers:
•
base salary, which is paid in cash;

•
annual incentive compensation, which (to the extent earned for a particular year) is paid in cash and, for 2023, was based on (1) consolidated Adjusted EBITDA, (2) Acima segment revenue, and (3) Rent-A-Center segment revenue. For purposes of the annual incentive compensation, consolidated Adjusted EBITDA is calculated as net earnings before interest, taxes, stock-based compensation, depreciation and amortization, and the impacts of the annual incentive compensation expense, as adjusted for certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities (“Adjusted EBITDA”); and

•
long-term incentive compensation, which consists of  (1) restricted stock units which vest one-third each year over a three-year period, and (2) performance stock units which vest based solely on a relative total shareholder return metric over a three-year measurement period.

Pay for Performance; Relative Total Shareholder Return
Our executive compensation program directly links a substantial portion of executive compensation to our financial and stock price performance through both annual and long-term incentives.
For the 2023 annual cash incentive program, based on Company performance, each named executive officer received an amount equal to 144% of such person’s target bonus amount.
In 2021, our Compensation Committee granted eligible executive officers performance-based restricted stock units based on our relative Total Shareholder Return (“TSR”) as compared to the S&P 1500 Specialty Retail Index over a three-year measurement period, which ended December 31, 2023. Our relative TSR performance as compared to the S&P 1500 Specialty

UPBOUND GROUP, INC. - 2024 Proxy Statement3

Retail Index for the three-year period ranked us 37 out of 54 companies in the S&P 1500 Specialty Retail Index, which resulted in the vesting of 50% of the performance-based restricted stock units that were granted.
Equity Ownership Guidelines
We believe that our Board and our management should have a significant financial stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, our directors, Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents are subject to equity ownership guidelines.
Hedging and Pledging Restrictions
Our insider trading policy prohibits our directors, officers and employees from engaging in hedging, monetization or options transactions related to our securities or transactions involving any derivative security of the Company or similar instruments.
Our insider trading policy also prohibits the holding of securities of the Company in a margin account or pledging securities of the Company as collateral for a loan, in each case unless they are treated as non-marginable by the brokerage firm.
Clawback Policy
In accordance with the rules adopted by the SEC and Nasdaq, our Board has adopted an amended clawback policy effective as of December 1, 2023 that requires the Company to recover any compensation that is granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure in the event that the Company is required to prepare a financial restatement to correct a material error (as described under “Compensation Discussion and Analysis — Policies and Risk Mitigation — Clawback Policy”). This clawback policy replaced the Company’s previous clawback policy, which was adopted in September 2022.

4UPBOUND GROUP, INC. - 2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND VOTING PROCEDURES
Who may vote?

Stockholders of record as of the close of business on April 9, 2024, the record date for the 2024 Annual Meeting, may vote at the meeting. Each share of common stock entitles the holder to one vote per share. As of April 9, 2024, there were 54,599,135 shares of our common stock outstanding, which were held by 36 holders of record. Most of our stockholders hold their shares as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.
•
Stockholder of record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the company or to vote at the 2024 Annual Meeting. If you requested to receive printed proxy materials, we have enclosed a proxy card for you to use. You may also submit your proxy on the Internet, or by telephone.

•
Beneficial owner: If your shares are held in an account in the name of a brokerage firm, bank, broker-dealer, trust or other similar organization (i.e., in street name), like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you must instruct the broker or other nominee how to vote your shares.

What constitutes a quorum?

The holders of at least a majority of our outstanding shares of common stock entitled to vote at the 2024 Annual Meeting must be present or represented by proxy at the 2024 Annual Meeting to have a quorum. Any stockholder present at the 2024 Annual Meeting or represented by proxy, but who abstains from voting, and “broker non-votes” will be counted for purposes of determining whether a quorum exists. If a quorum is not present, the meeting may be adjourned or postponed from time to time until a quorum is obtained.
How do I vote?

You cannot vote your shares of common stock unless you are present at the meeting or you have previously given your proxy before the applicable deadline. If you are a registered stockholder, you may vote your shares or submit a proxy in one of the following convenient ways:
Voting Method	Description of Process
By Internet	You may submit a proxy electronically on the Internet, by visiting the website shown on the Notice or proxy card and following the instructions.
By Telephone
If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone, by calling the toll-free telephone number shown on the Notice or proxy card and following the instructions.

By Mail
If you request paper copies of the proxy materials by mail, you may submit a proxy by signing, dating and returning a paper proxy card in accordance with its instructions. The Notice provides instructions on how to request a paper proxy card and other proxy materials.

In Person	By properly and timely completing and delivering a company ballot to the inspector of election at the 2024 Annual Meeting, prior to the closing of the polls.
If you are submitting your proxy on the Internet prior to the 2024 Annual Meeting or by telephone, your voting instructions must be received by 11:59 p.m., Eastern Time, on June 3, 2024, unless you are a participant in our 401(k) plan, in which case your voting instructions must be received by 11:59 p.m., Eastern Time, on May 30, 2024.

UPBOUND GROUP, INC. - 2024 Proxy Statement5

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND VOTING PROCEDURES

If your shares are held in street name, you will receive instructions from your bank, broker or other holder of record that you must follow in order for your shares to be voted.
How will the proxies be voted?

The Board has appointed each of Mr. Bryan Pechersky, Executive Vice President — General Counsel and Corporate Secretary, and Mr. Fahmi Karam, Executive Vice President — Chief Financial Officer, as the management proxyholders for the 2024 Annual Meeting. All properly executed proxies, unless revoked as described below, will be voted by a management proxyholder at the meeting in accordance with your directions on the proxy. If a properly executed proxy does not provide instructions, the shares of common stock represented by your proxy will be voted:
Proposal	Board Recommendation
One: Election of Directors	“FOR” each of the Board’s nominees for director
Two: Ratification of the Audit & Risk Committee’s Selection of Ernst & Young LLP	“FOR” the ratification of the Audit & Risk Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2024
Three: Advisory Vote on Executive Compensation	“FOR” the resolution approving, on an advisory basis, the compensation of the named executive officers for the year ended December 31, 2023, as set forth in this proxy statement
Four: Adoption of the Exculpation Amendment to the Certificate of Incorporation	“FOR” the approval of the Exculpation Amendment
Five: Adoption of the Miscellaneous Amendments to the Certificate of Incorporation	“FOR” the approval of the Miscellaneous Amendments
As of the date of this proxy statement, the Board is not aware of any other business or nominee to be presented or voted upon at the 2024 Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the management proxy holders will use their discretion to vote the proxies in accordance with their best judgment in the interests of the Company. Unless otherwise stated, all shares represented by your completed, returned, and signed proxy will be voted as described above.
How do I revoke my proxy if desired?

If you are a registered stockholder, you may revoke your proxy by timely following one of the processes set forth below.
Revocation Method	Description of Process
New Proxy Card	Deliver a signed proxy, dated later than the first one, which proxy must be received by the Company prior to the vote at the 2024 Annual Meeting
New Internet/Telephone Proxy	Submit a proxy at a later time on the Internet or by telephone, if you previously voted on the Internet or by telephone, which vote must be submitted prior to the deadline set forth above
New Vote at 2024 Annual Meeting	Attend the meeting and vote in person or by proxy (attending the meeting alone will not revoke your proxy)
Written Notice to the Company
Deliver a signed, written revocation letter, dated later than the previously submitted proxy, to Bryan Pechersky, Executive Vice President — General Counsel & Corporate Secretary, at 5501 Headquarters Drive, Plano, TX 75024, which letter must be received by the Company on the business day prior to the 2024 Annual Meeting

If you are a street name stockholder and you submit a voting instruction form, you may change your vote by submitting new voting instructions to your bank, broker or other holder of record in accordance with the procedures of such bank, broker or other holder of record.
How many votes must each proposal receive to be adopted?

The table below summarizes, for each voting item, the vote threshold required for approval, and the effect of abstentions and broker non-votes (i.e., shares held in street name that cannot be voted on certain matters by the stockholder of record if the beneficial owner has not provided voting instructions). The Board recommends a vote “FOR” each of the proposals below.

6UPBOUND GROUP, INC. - 2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND VOTING PROCEDURES

Proposal	Required Vote for Approval	Impact of Broker Non-Votes and Abstentions
One: Election of Directors
Under our bylaws, directors are elected by a majority of the votes cast in uncontested elections. Accordingly, the numbers of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. In contested elections, the vote standard would be a plurality of votes cast. Each share may be voted for each of the nominees, but no share may be voted more than once for any particular nominee.
Broker non-votes and abstentions will not affect the outcome of the vote.
Two: Ratification of the Audit & Risk Committee’s Selection of Ernst & Young LLP	A majority of the votes cast is required to ratify Ernst & Young LLP as our independent registered public accounting firm.	Certain brokers have discretionary authority in the absence of timely instructions from their customers to vote on this proposal. Abstentions will not affect the outcome of the vote.
Three: Advisory Vote on Executive Compensation
The affirmative vote of the holders of a majority in voting power of the shares of common stock present or represented by proxy and entitled to vote thereon is required to approve the advisory resolution on executive compensation.

Broker non-votes will not affect the outcome of the vote. Because abstentions are counted as shares present and entitled to vote on the proposal, each abstention will have the same effect as a vote “against” this proposal.

Four: Adoption of the Exculpation Amendment to the Certificate of Incorporation	The affirmative vote of the holders of a majority of the outstanding shares of common stock that are entitled to vote thereon is required to approve the Exculpation Amendment.	Broker non-votes and abstentions will have the same effect as a vote “against” this proposal.
Five: Adoption of the Miscellaneous Amendments to the Certificate of Incorporation	The affirmative vote of the holders of a majority of the outstanding shares of common stock that are entitled to vote thereon is required to approve the Miscellaneous Amendments.	Broker non-votes and abstentions will have the same effect as a vote “against” this proposal.
A representative of Broadridge Financial Services, Inc. will tabulate the votes and act as inspector of elections.
What are broker non-votes?

Broker non-votes occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, or customers, do not receive voting instructions from the customers. Brokers holding shares of record for customers generally are not entitled to vote on certain “non-routine” matters unless they receive voting instructions from their customers. In the event that a broker does not receive voting instructions for these matters, a broker may notify us that it lacks voting authority to vote those shares. These broker non-votes refer to votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if the brokers had received their customers’ instructions. These broker non-votes will be included in determining whether a quorum exists.
Your broker is not permitted to vote your uninstructed shares in respect of  “non-routine” matters, including Proposal One (election of directors), Proposal Three (advisory vote on executive compensation), Proposal Four (approval of the Exculpation Amendment to the Certificate of Incorporation) or Proposal Five (approval of the Miscellaneous Amendments to the Certificate of Incorporation). As a result, if you hold your shares in street name and you do not instruct your broker how to vote, no votes will be cast on your behalf in respect of the foregoing matters. However, if you hold your shares in street name and you do not instruct your broker how to vote in respect of certain “routine” matters, including Proposal Two (ratification of auditors), your broker might be entitled to vote your shares.
To be certain your shares are voted in the manner you desire, you should instruct your bank or broker how to vote your shares.

UPBOUND GROUP, INC. - 2024 Proxy Statement7

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING AND VOTING PROCEDURES

Who is soliciting my proxy?

The Board is soliciting your proxy and we will bear the cost of soliciting proxies. Proxies may be solicited by telephone, electronic mail, personal interview or other means of communication. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending proxy materials to you if you are a beneficial holder of our shares. We have engaged Saratoga Proxy Consulting LLC, a proxy solicitation firm, to assist in the solicitation of proxies for which we will pay a fee in the amount of  $10,000 and will also reimburse Saratoga Proxy Consulting LLC for reasonable and customary out-of-pocket expenses incurred in performing such services.

8UPBOUND GROUP, INC. - 2024 Proxy Statement

PROPOSAL ONE:
ELECTION OF DIRECTORS
Nominees for Director at the 2024 Annual Meeting

Currently, the number of directors constituting our entire Board is seven, each of whom is elected at the annual meeting of stockholders to serve one-year terms expiring at the following annual meeting of stockholders and until his or her respective successor is duly elected and qualified, or until his or her earlier death, resignation, disqualification or removal.
Our Board, upon recommendation of the Nominating and Corporate Governance Committee, has nominated six sitting directors to be re-elected as directors by our stockholders. The nominees include Molly Langenstein who was first appointed by the Board as a director and member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee effective April 1, 2024.
The qualifications necessary for a board nominee and the Nominating and Corporate Governance Committee’s process for evaluating prospective board members is discussed under “Director Nominations — Qualifications” below. Specific experience and relevant considerations with respect to each nominee are set forth in each candidate’s respective biography below.
Each nominated director has agreed to stand for re-election; however, should any of them become unable or unwilling to accept such nomination, the shares of common stock voted for that nominee by proxy will be voted for the election of a substitute nominee as the Board may recommend, or the Board may reduce the number of directors to eliminate the vacancy. If any nominee is unable to serve his or her full term, the Board may reduce the number of directors or designate a substitute to serve until the subsequent annual meeting of stockholders. Our Board has no reason to believe that any of the director nominees will be unable or unwilling to serve as a director, and, to the knowledge of the Board, each intends to serve a full term if elected as a director of the Company.
Our Board recommends that you vote “FOR” each of the director nominees.
Jeffrey Brown
Chairman of the Board; Independent Director Age: 63 Director Since: 2017 Committees Served: Audit & Risk (chair) Gender: Male Ethnicity: Caucasian
Mr. Brown is the Chief Executive Officer and founding member of Brown Equity Partners, LLC (“BEP”), which provides capital to management teams and companies needing equity capital. Prior to founding BEP in 2007, Mr. Brown served as a founding partner and primary deal originator of the venture capital and private equity firm Forrest Binkley & Brown from 1993 to 2007. Mr. Brown has worked at Hughes Aircraft Company, Morgan Stanley & Company, Security Pacific Capital Corporation and Bank of America Corporation.
In his 37 years in the investment business, Mr. Brown has served on over 50 boards of directors, including the boards of directors of ten public companies. Since June 2017, Mr. Brown has served as a director of Upbound Group, Inc., and is currently its Chairman. Since June 2015, Mr. Brown has served as the Lead Director of Medifast, Inc., where he also serves as chairman of the Audit Committee and is a member of the Executive Committee. Mr. Brown previously served as a director for companies, including Cadiz, Inc., Golden State Vintners, Inc., Nordion, Inc., Outerwall, Inc. and Stamps.com, Inc.
We believe Mr. Brown’s extensive public and private company board experience, significant transactional experience and strong financial experience, provide valuable perspectives and leadership to the Board as we pursue our strategic growth objectives.

UPBOUND GROUP, INC. - 2024 Proxy Statement9

PROPOSAL ONE: ELECTION OF DIRECTORS

Mitchell Fadel
Director; Chief Executive Officer Age: 66 Director Since: 2017 Committees Served: N/A Gender: Male Ethnicity: Caucasian; Middle Eastern
Mr. Fadel has served as one of our directors since June 2017 and was named Chief Executive Officer on January 2, 2018. Mr. Fadel was self-employed prior to joining the Company after most recently serving as President — U.S. Pawn for EZCORP, Inc., a leading provider of pawn loans in the United States and Mexico, from September 2015 to December 2016. Prior to that, Mr. Fadel served as President of the Company (beginning in July 2000) and Chief Operating Officer (beginning in December 2002) each until August 2015, and also as a director of the Company from December 2000 to November 2013. From 1992 until 2000, Mr. Fadel served as President and Chief Executive Officer of the Company’s subsidiary Rent-A-Center Franchising International, Inc. f/k/a ColorTyme, Inc. Mr. Fadel’s professional experience with the Company also includes previously serving as a Regional Director and a District Manager.
As our Chief Executive Officer, Mr. Fadel’s day-to-day leadership provides him with intimate knowledge of our operations that are a vital component of our Board discussions. In addition, Mr. Fadel brings 40 years of experience in and knowledge of the rent-to-own industry, including his previous tenure as our President and Chief Operating Officer, to the Board. We believe Mr. Fadel’s service as our Chief Executive Officer creates a critical link between management and our Board, enabling our Board to perform its oversight function with the benefit of management’s perspectives on our business.
Molly Langenstein
Independent Director Age: 60 Director Since: 2024 Committees Served: Compensation; Nominating and Corporate Governance Gender: Female Ethnicity: Caucasian
Ms. Langenstein was appointed to the Board in 2024. Ms. Langenstein is a 30-year retail industry veteran with a proven track record of building multiple successful brands. Her experience and leadership include navigating the evolving digital landscape for consumers and delivering omni-channel experiences. Most recently, Ms. Langenstein served as the Chief Executive Officer and President and a member of the board of directors of Chico’s FAS (“Chico’s”), one of the leading fashion retailers in North America, until Chico’s was acquired by Sycamore Partners in January 2024. Ms. Langenstein joined Chico’s in August 2019 as the company’s President, Apparel Group. She transitioned to the role of CEO and President on June 24, 2020. Before joining Chico’s, she spent nearly three decades at Macy’s, Inc., where she was promoted to numerous executive positions with increasing scope and responsibility, including General Business Manager, Ready-to-Wear at Macy’s from 2017 to 2019. Prior to that, she served as Chief Private Brands Officer of Macy’s and Bloomingdale’s from 2015 to 2017. Ms. Langenstein served as Executive Vice President of Private Brands for Men’s and Children’s Wear at Macy’s Private Brands from 2013 to 2014. In 2012, she was named Executive Vice President, Group Merchandise Manager of Millennial at Macy’s. Ms. Langenstein received her Bachelor of Science degree in fashion merchandising from Kent State University. Ms. Langenstein has served on the Kent State University Advisory Board since 2017.
We believe Ms. Langenstein’s significant recent experience in the retail industry, including omni-channel and digital consumer offerings, and her senior executive leadership experience provide our Board with a valuable perspective as our Company pursues its strategic objectives.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Harold Lewis
Independent Director Age: 63 Director Since: 2019 Committees Served: Audit & Risk; Compensation Gender: Male Ethnicity: African American
Mr. Lewis brings over 30 years of experience in financial services and mortgage lending. Mr. Lewis currently serves as the President and Chief Operating Officer of BSI Financial Services, a financial services company in the mortgage industry. From August 2018 until June 2019, he served as the CEO of Renovate America, Inc., a national home improvement fintech company focused on energy efficient home improvement lending. From 2016 to 2018, Mr. Lewis was a senior advisor for McKinsey & Company, a worldwide management consulting firm. From 2012 to 2015, he served as President and COO of Nationstar Mortgage, one of the largest mortgage servicers in the country. In that position, he grew Nationstar’s servicing platform from $30 billion to $400 billion and mortgage origination portfolio from $1.8 billion to $25 billion while also building and managing Nationstar’s relationship with the newly created industry regulator, the Consumer Financial Protection Bureau. Prior to Nationstar Mortgage, he held C-Suite and senior executive positions at Citi Mortgage, Fannie Mae, Resource Bancshares Mortgage Group and Nations Credit, among others.
We believe that Mr. Lewis’ significant financial technology knowledge, broad experience with a similar customer demographic as our company and consumer finance regulatory experience provides our Board with an important resource across our businesses.
Glenn Marino
Independent Director Age: 67 Director Since: 2020 Committees Served: Compensation (chair); Nominating and Corporate Governance Gender: Male Ethnicity: Caucasian
Mr. Marino was appointed to the Board in February 2020. Mr. Marino brings 40 years of experience in the consumer retail finance industry, most recently serving as Executive Vice President, CEO — Payment Solutions and Chief Commercial Officer of Synchrony Financial, Inc., a leading financial services company, from 2014 until 2018. Prior to the spin-off in 2014 of Synchrony by General Electric Corporation, Mr. Marino was an executive with the North American retail finance business of General Electric, serving as CEO — Payment Solutions and Chief Commercial Officer from 2012 to 2013, and CEO — Sales Finance from 2001 to 2011. From 1999 to 2001, Mr. Marino served as CEO of Monogram Credit Services, a joint venture between GE and BankOne (now JPMorgan Chase & Co.). Prior to that, Mr. Marino held various roles of increasing responsibility in finance, business development, credit risk, and marketing with General Electric and Citibank. Mr. Marino has served as a director of PRA Group, Inc. since March 2024.
We believe Mr. Marino’s extensive knowledge in retail finance, business development, and banking and his consumer finance regulatory experience provide a valuable perspective to our Board as we continue to pursue our strategic growth objectives.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Carol McFate
Independent Director Age: 71 Director Since: 2019 Committees Served: Audit & Risk; Nominating and Corporate Governance (chair) Gender: Female Ethnicity: Caucasian
Ms. McFate served from 2006 until 2017 as the Chief Investment Officer of Xerox Corporation, a multinational provider of multifunction document management systems and services, managing retirement assets for North American and United Kingdom plans. Previously, Ms. McFate served in various finance and treasury roles for a number of prominent insurance and financial services companies, including XL Global Services, Inc., a U.S.-based subsidiary of XL Capital Ltd., a leading Bermuda-based global insurance and reinsurance company, American International Group, Inc., an American multinational property & casualty insurance, life insurance, and financial services provider, and Prudential Insurance Company of America, an American Fortune Global 500 and Fortune 500 company whose subsidiaries provide life insurance, investment management and other financial products and services to both retail and institutional customers through the U.S. and in over 30 other countries. Ms. McFate is a Chartered Financial Analyst. Ms. McFate previously served as a director, member of the Audit Committee and Human Resources Committee and as the chair of the Investment Committee of Argo Group International Holdings, Ltd from 2020 to 2023. Argo was sold to Brookfield Reinsurance, a subsidiary of Brookfield Asset management in November 2023.
Ms. McFate brings over 40 years of global corporate finance experience and a varied viewpoint to the Board which we believe supports us in our strategic initiatives and enhances our long-term vision, sustainable growth and shareholder value.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Board Diversity and Skills Matrix

The matrix below summarizes certain of the key experiences, qualifications, skills, and attributes that our director nominees possess and bring to the Board to enable effective oversight. This matrix is intended to provide a summary of our director nominees’ qualifications and is not a comprehensive list of each director nominee’s strengths or contributions to the Board. Please refer to each director’s biographical information above in this proxy statement for additional information.
Our Nominating and Corporate Governance Committee believes that diversity is one of many attributes to be considered when selecting candidates for nomination to serve as one of our directors. While the Nominating and Corporate Governance Committee has not established a formal policy regarding diversity in identifying director nominees, we believe that it is important that our directors understand the diverse populations that we serve. Indeed, Board membership should reflect diversity in its broadest sense, including persons diverse in background, geography, age, perspective, gender, and ethnicity and the Nominating and Corporate Governance Committee strives to ensure that the candidate pool reflects these attributes. Our Board diversity is discussed in greater detail under the heading “Director Diversity” below.

UPBOUND GROUP, INC. - 2024 Proxy Statement13

CORPORATE GOVERNANCE
General

Our Board has established corporate governance practices designed to serve the best interests of our Company and our stockholders. In this regard, our Board has, among other things, adopted:
•
a code of business conduct and ethics applicable to all members of our Board, as well as all of our employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller;

•
separation of the Chairman and Chief Executive Officer roles;

•
a majority voting standard in non-contested elections for directors;

•
annual elections for all directors;

•
a policy for the submission of complaints or concerns relating to accounting, internal accounting controls or auditing matters;

•
provisions in our bylaws regarding director candidate nominations and other proposals by stockholders;

•
written charters for its Audit & Risk Committee, Compensation Committee, and Nominating and Corporate Governance Committee;

•
procedures regarding stockholder communications with our Board and its committees; and

•
policies regarding the entry by our Company and its subsidiaries into transactions with certain persons related to our Company.

Our Board monitors developing standards in the corporate governance area and, if appropriate, modifies our policies and procedures with respect to such standards. In addition, our Board will continue to review and modify our policies and procedures as appropriate to comply with any new requirements of the SEC or Nasdaq and taking into consideration any feedback received from our stockholders.
Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics applicable to all members of our Board, as well as all of our employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and controller. The Code of Business Conduct and Ethics forms the foundation of a compliance program we have established as part of our commitment to responsible business practices that includes policies, training, monitoring and other components covering a wide variety of specific areas applicable to our business activities and employee conduct. A copy of the Code of Business Conduct and Ethics is published on our website at https://investor.upbound.com/corporate-governance/governance-documents. We intend to make all required disclosures concerning any amendments to, or waivers from, this Code of Business Conduct and Ethics on our website.
Structure of the Board

Independent Chairman
Our Board separates the roles of Chairman and Chief Executive Officer. Mr. Brown serves as Chairman and Mr. Fadel serves as our Chief Executive Officer. The Board believes that the separation of the roles of Chairman and Chief Executive Officer at this time is appropriate in light of Mr. Fadel’s tenure as Chief Executive Officer and is in the best interests of the Company’s stockholders. Separating these positions aligns the Chairman role with our independent directors, enhances the independence of our Board from management and allows our Chief Executive Officer to focus on developing and implementing our strategic initiatives and supervising our day-to-day business operations. Our Board believes that Mr. Brown is well situated to serve as Chairman because of his experience serving on the boards of directors of other public companies, including as lead director of Medifast, Inc. Mr. Brown works closely with Mr. Fadel to set the agenda for Board meetings and to coordinate information flow between the Board and management.
Our Board understands that there is no single, generally accepted approach to providing Board leadership and that, given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary based on the situation. Our Board will review its determination to separate the roles of Chairman and Chief Executive Officer periodically or as circumstances and events may require.

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CORPORATE GOVERNANCE

Independent Directors
As part of the Company’s corporate governance practices, and in accordance with Nasdaq rules, the Board has established a policy requiring a majority of the members of the Board to be independent. In the first quarter of 2024, each of our non-employee directors completed a questionnaire which inquired as to their relationship (and the relationships of their immediate family members) with us and other potential conflicts of interest. Taking into account our review of the responses to this questionnaire process and such other due consideration and diligence as it deemed appropriate our Board met to discuss the independence of those non-employee directors. Following such discussions and based on the recommendations of the Nominating and Corporate Governance Committee, our Board determined that the following directors are “independent” as defined under Nasdaq rules: Jeffrey Brown, Molly Langenstein, Harold Lewis, Glenn Marino and Carol McFate.
The table below includes a description of categories or types of transactions, relationships or arrangements, if any, considered by our Board in reaching its determination that the directors are independent.
Name(1)	Independent	Transactions/Relationships/Arrangements
Jeffrey Brown	Yes	None
Molly Langenstein	Yes	None
Harold Lewis	Yes	None
Glenn Marino	Yes	None
Carol McFate	Yes	None

(1)
The Board also determined that Ms. You and former director Mr. Hetrick were each an “independent director” as defined by the Nasdaq listing rules.

Committees of the Board
The standing committees of the Board during 2023 included the (1) Audit & Risk Committee, (2) Compensation Committee, and (3) Nominating and Corporate Governance Committee. Each of the standing committees has the authority to retain independent advisors and consultants, with all fees and expenses to be paid by the Company. From time to time, the Board may also appoint special committees for specific matters.
The following table provides membership and meeting information for the Board and each of the Board’s standing committees during 2023 for our current and former directors and also reflects changes to committees as of the date of this proxy statement:
Name(1)	Independent(2)	Audit & Risk Committee(3)	Compensation Committee	Nominating and Corporate Governance Committee
Jeffrey Brown	Yes	Chair	—	—
Mitchell Fadel	No	—	—	—
Christopher Hetrick(4)	Yes	—	Former Chair	Former Member
Harold Lewis	Yes	Member	Member	—
Glenn Marino(5)	Yes	Former Member	Chair	Member
Carol McFate	Yes	Member	—	Chair
Jen You(6)	Yes	—	Member	—
Number of Committee Meetings in 2023	—	8	5	5

(1)
Former director Mr. Silver’s service as a director ended upon his resignation on January 28, 2023, which was not due to any disagreement with the Company on any matters relating to the Company’s operations, practices or policies.

(2)
The Board has determined whether the director is independent as described above under “Independent Directors”.

(3)
The Board has determined that Mr. Brown is an “audit committee financial expert” as defined by SEC rules and that each of Mr. Lewis, Mr. Marino and Ms. McFate meets the financial sophistication requirements for Nasdaq audit committee members.

(4)
As noted above, Mr. Hetrick’s service as a director ended upon his resignation on February 29, 2024, which was not due to any disagreement with the Company on any matters relating to the Company’s operations, practices or policies.

(5)
Following Mr. Hetrick’s resignation as a director, Mr. Marino joined the Compensation Committee as chair and stepped down from the Audit & Risk Committee.

(6)
As noted above, Ms. You’s service as a director will end at the 2024 Annual Meeting.

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CORPORATE GOVERNANCE

Audit & Risk Committee
The Audit & Risk Committee assists the Board in fulfilling its oversight responsibilities by reviewing risks relating to accounting matters, financial reporting, legal and regulatory compliance, and other enterprise-wide risks. To satisfy these oversight responsibilities, our Audit & Risk Committee reviews, among other things:
•
the financial reports and other financial information provided by us to the SEC or the public;

•
our systems of controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

•
our independent auditor’s qualifications and independence;

•
the performance of our internal audit function and our independent auditors;

•
the efficacy and efficiency of our auditing, accounting and financial reporting processes generally; and

•
our risk management practices, including cybersecurity risk management.

The Audit & Risk Committee has the direct responsibility for the appointment, compensation, retention and oversight of our independent auditors, and reviews our internal audit department’s reports, responsibilities, budget and staffing. In addition, the Audit & Risk Committee meets regularly with our Chief Financial Officer, the head of our internal audit department, our independent auditors and management (including regularly scheduled executive sessions with the head of our internal audit department and our independent auditors). The Audit & Risk Committee also oversees compliance with our Code of Business Conduct and Ethics.
The Audit & Risk Committee pre-approves all audit and non-audit services provided by our independent auditors, other than de minimis exceptions for non-audit services that may from time to time be approved by the Audit & Risk Committee. The Audit & Risk Committee may delegate pre-approval authority to one or more of its members from time to time or may adopt specific pre-approval policies and procedures; however, any such pre-approvals must in all cases be presented for ratification by the Audit & Risk Committee at its next scheduled meeting.
The Board has adopted a charter for the Audit & Risk Committee, which can be found on our website at https://investor.upbound.com/corporate-governance/governance-documents. The Audit & Risk Committee reviews, updates and assesses the adequacy of its charter on an annual basis, and may recommend any proposed modifications to its charter to the Board for its approval, if and when appropriate.
Compensation Committee
The Compensation Committee, among other things:
•
discharges the Board’s responsibilities with respect to all forms of compensation of our Chief Executive Officer, Chief Financial Officer, and each of our Executive Vice Presidents, including assessing the risks associated with our compensation policies, practices and programs;

•
administers our equity incentive plans;

•
reviews and discusses with our management the Compensation Discussion and Analysis to be included in our annual proxy statement, Annual Report on Form 10-K or information statement, as applicable, and makes a recommendation to the Board as to whether the Compensation Discussion and Analysis should be included in our annual proxy statement, Annual Report on Form 10-K or any information statement, as applicable; and

•
recommends to the Board the form and amount of director compensation and conducts a review of such compensation from time to time, as appropriate.

The Board has adopted a charter for the Compensation Committee, which can be found on our website at https://investor.upbound.com/corporate-governance/governance-documents. In addition, the Compensation Committee reviews, updates and assesses the adequacy of its charter on an annual basis, and may recommend any proposed modifications to its charter to the Board for its approval, if and when appropriate.
The Compensation Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers in the compensation process are described in the section “Compensation Discussion and Analysis — Compensation Process” below in this proxy statement.
Pursuant to its charter, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain compensation consultants, independent legal counsel or other advisors and has the sole authority to approve the fees and other retention terms with respect to such advisors. The Compensation Committee regularly engages compensation consultants to advise it on certain matters. See the section “Compensation Discussion and Analysis — Compensation Process”

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below in this proxy statement for more information. In addition, the Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to delegate matters to a sub-committee composed of members of the Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee manages risks associated with corporate governance and potential conflicts of interest and assists the Board in fulfilling its responsibilities by, among other things:
•
identifying individuals believed to be qualified to become members of the Board, consistent with criteria approved by the Board;

•
recommending to the Board candidates for election or re-election as directors, including director candidates submitted by the Company’s stockholders;

•
recommending members of the Board to serve on committees;

•
overseeing, reviewing and making periodic recommendations to the Board concerning our corporate governance policies;

•
directing the succession planning efforts for the Chief Executive Officer and reviewing management’s succession planning process with respect to our other senior executive officers; and

•
overseeing the public reporting regarding our sustainability initiatives.

The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our website at https://investor.upbound.com/corporate-governance/governance-documents. In addition, the Nominating and Corporate Governance Committee reviews, updates and assesses the adequacy of its charter on an annual basis, and may recommend any proposed modifications to its charter to the Board for its approval, if and when appropriate.
Board and Committee Self-Evaluations
Each year, the Board and its committees perform a rigorous self-evaluation. The Nominating and Corporate Governance Committee oversees the process. The evaluations solicit input from directors regarding the performance and effectiveness of the Board, its committees and its members and provide an opportunity for directors to identify areas of potential enhancements. Individual director responses are submitted through a third-party firm engaged by the Company to administer the evaluation process and report the aggregated results, which are compiled for review and discussion by the Board and its committees. The Board believes this process is effective to evaluate the Board, its committees and the contributions of its members, and identify opportunities for continuous improvement.
Board Oversight

General Risk Oversight
Our Board takes an active role, as a whole and also at the committee level, in overseeing management of the Company’s significant risk areas. The Board and the relevant committees receive regular reports from members of senior management on areas of material risk to the Company, including operational, financial, strategic, competitive, reputational, cybersecurity, legal and regulatory risks. The Board also meets with senior management annually for a strategic planning session, which includes a discussion of the key risks inherent in our short- and long-term strategies, and receives periodic updates on our strategic initiatives throughout the year. In addition, our Board has delegated the responsibility for oversight of certain risks to its standing committees, as discussed in this proxy statement. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports concerning such risks and, in general, independent directors regularly attend committee meetings regardless of membership on that committee and the full Board is provided with all Board and standing committee meeting materials.
Cybersecurity Oversight
The Board maintains oversight of the Company’s cybersecurity risk through regular updates from management and third-party resources. Specifically, the Audit & Risk Committee receives updates from management, including the Company’s Executive Vice President — Chief Technology and Digital Officer and Vice President  — Chief Information Security Officer, regarding the status of ongoing projects to strengthen our defenses against cybersecurity events and reviews risks relevant to cybersecurity and existing controls in place to mitigate the risk and impacts of cybersecurity incidents. The Audit & Risk Committee’s oversight of cybersecurity risk management includes regular executive sessions with the Company’s Chief Information Security Officer. The Audit & Risk Committee also participates in cybersecurity training. For additional information regarding the Company’s cybersecurity risk management strategy and governance, refer to Part 1, Item 1C of the 2023 Form 10-K.

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CORPORATE GOVERNANCE

Sustainability Initiatives Oversight
Our Board recognizes that sustainability issues are of increasing importance to our investors, as well as our employees and customers, and that being a responsible corporate citizen helps drive stockholder value. In late 2023, all of the members of our Board took part in training led by our sustainability consultant, dss+ consulting. Our Board is committed to maintaining strong sustainability practices and integrating sustainability initiatives into our operations and strategic business objectives. Our Nominating and Corporate Governance Committee assists the Board in overseeing the Company’s sustainability initiatives and reporting. In the second quarter of 2024, we published our third annual sustainability report, to communicate the Company’s sustainability accomplishments, programs and objectives.
Director Compensation

Cash Compensation
The following table provides an overview of the directors’ 2023 annual retainers:
Position	2023 Annual Retainer
All Non-Employee Directors (including the Chairman)	$77,500
Chairman of the Board	$175,000
Chair of the Audit & Risk Committee	$27,500
Other members of the Audit & Risk Committee	$15,000
Chair of the Compensation Committee	$25,000
Other members of the Compensation Committee	$10,500
Chair of the Nominating and Corporate Governance Committee	$20,000
Other members of the Nominating and Corporate Governance Committee	$10,000
Directors are reimbursed for their expenses in attending Board and committee meetings.
Mr. Fadel, as an employee of the Company, is not entitled to receive any compensation for his service as a director.
DSU Deferral Awards
Under the current compensation program, retainers may be paid in a combination of cash or DSUs at each non-employee director’s election. Deferred fees are matched 25% by the Company, and the total deferred fees and matching contributions are converted into an equivalent value of DSUs based on the closing price of Upbound common stock on the trading day immediately preceding the date on which the DSUs are granted. Currently, the Board’s practice is to pay cash retainers and issue DSUs in respect of any deferred cash retainers on a quarterly basis. In addition, non-employee directors may elect to defer quarterly cash dividends otherwise payable on DSUs into additional DSUs. Deferred cash dividends are matched 25% by the Company, and the total deferred cash dividends and matching contributions are converted into an equivalent value of DSUs.
Annual DSU Awards
Our non-employee directors receive an annual award of DSUs on the first business day of each year pursuant to the 2021 Plan. Annual DSU Awards are not eligible for the matching contribution.
The annual DSU award to our non-employee directors for 2023 was valued at $132,500, which was the same as the value awarded in 2022.
Description of DSUs
Each DSU is fully vested and non-forfeitable at the time of award and represents the right to receive one share of common stock of the Company. Those shares of common stock are not issued to a director until that director ceases to be a member of the Board and, therefore, cannot be sold until such time. The DSUs do not have voting rights. The holder of a DSU is entitled to receive cash dividend equivalent payments with respect to the shares underlying such DSU if, as and when any cash dividend is declared by the Board with respect to our common stock.
Director Stock Ownership Guideline
Our Board has adopted a guideline providing that each non-employee member of the Board should hold at least $400,000 in our common stock by the later of  (1) December 1, 2025 and (2) five years after the date of their original election or

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appointment to the Board, and to hold such equity interest for so long as such member continues as a director. Moreover, because non-employee members of the Board receive equity compensation in the form of DSUs, they are required to retain 100% of their equity compensation until they cease to be a member of the Board and are issued shares of common stock in respect of their DSUs.
Non-employee members of the Board may satisfy the ownership requirements in the equity ownership guidelines with common stock owned directly or indirectly (including as a result of fully vested awards from previous grants), shares of our common stock held through any Company benefit plan in which non-employee directors are eligible to participate, DSUs and unvested time-based restricted stock awards or restricted stock units.
Director Compensation for 2023
The following table sets forth certain information regarding the compensation of our current and former non-employee directors during 2023.
Name	Fees Earned or Paid in Cash(1)	DSUs(2)	Other Compensation(3)	Total
Jeffrey Brown	$—	$530,841	$94,618	$625,459
Harold Lewis	$103,000	$132,504	$24,489	$259,993
Glenn Marino	$20,500	$258,126	$19,490	$298,116
Carol McFate	$56,252	$213,718	$40,709	$310,679
Jen You(4)	$66,000	$173,738	$6,222	$245,960
Christopher Hetrick(5)	$—	$300,125	$47,173	$347,298
B.C. Silver(6)	$24,500	$132,504	$1,882	$158,886

(1)
Includes annual retainers paid in cash to each non-employee director with respect to services rendered in 2023. For directors who elected to defer cash fees into DSUs, those deferred amounts are included in the DSUs column to the extent such DSUs were awarded in 2023.

(2)
Reflects the grant date fair value calculated pursuant to Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 of DSUs granted to each director in fiscal 2023, as follows:

•
Each director was granted 5,876 DSUs in January 2023, representing the $132,500 annual grant for service in fiscal 2023.

•
During fiscal 2023, Messrs. Brown, Hetrick and Marino and Mses. McFate and You were granted 15,056, 6,334, 4,746, 3,073, and 1,742 DSUs, respectively, in lieu of quarterly cash retainers and dividends payable in respect of the fourth quarter of 2022 through and including the third quarter of 2023. Such amounts (and the table above) exclude DSUs that were awarded to such persons in January 2024 in lieu of quarterly cash retainers payable in respect of the fourth quarter of 2023 and exclude DSUs that were awarded to such persons in January 2024 in lieu of dividend equivalents on their December 19, 2023 record date DSUs.

(3)
Represents dividend equivalents paid in cash in respect of vested DSUs and other reimbursable expenses.

(4)
Ms. You’s service as a director will end at the 2024 Annual Meeting.

(5)
Mr. Hetrick’s service as a director ended upon his resignation on February 29, 2024, which was not due to any disagreement with the Company on any matters relating to the Company’s operations, practices or policies.

(6)
Mr. Silver’s service as a director ended upon his resignation on January 28, 2023, which was not due to any disagreement with the Company on any matters relating to the Company’s operations, practices or policies.

Director Compensation for 2024
At its December 2023 meeting, the Compensation Committee conducted its annual review of the non-employee director compensation program, which has not been changed since 2022. The Compensation Committee engaged an independent consulting firm, Korn Ferry, Inc. (“Korn Ferry”), to assist with its review and recommendation to the Board of any changes to the program for 2024. Korn Ferry provided the Compensation Committee with market data regarding director compensation programs from our Peer Group and a comparison of our director compensation program to the market data, which was taken into account by the Compensation Committee. As a result of its review, the Compensation Committee recommended, and the Board approved, retaining the same compensation program elements and amounts for 2024 as in 2023, with three modifications: (1) increasing the annual cash retainer for Board service by $7,500 to $85,000; (2) increasing the annual cash retainer for the Chairman of the Board by $25,000 to $200,000; and (3) increasing the value of the annual DSU award by $12,500 to a grant date value of  $145,000.
Director Nominations

Director Nominees
Under our bylaws, only persons who are nominated in accordance with the procedures set forth in our bylaws are eligible for election as, and to serve as, members of our Board. Under our bylaws, nominations of persons for election to our Board

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may be made at a meeting of our stockholders (1) by or at the direction of our Board or (2) by any stockholder, provided they comply with the provisions of Article I, Sections 3 and 4 of our bylaws. The Board has delegated the screening and recruitment process for Board members to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee selects individuals it believes are qualified to be members of the Board, and recommends those individuals to the Board for nomination for election or re-election as directors. In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders and other sources. From time to time, pursuant to its committee charter, the Nominating and Corporate Governance Committee may also engage a consultant to conduct a search to identify qualified candidates. The Nominating and Corporate Governance Committee then undertakes the evaluation process described below for any candidates so identified.
In 2024, the Nominating and Corporate Governance Committee engaged Spencer Stuart to assist the Board in finding an additional candidate to consider to join the Board. As a result of that process, the Board appointed Ms. Langenstein as an additional director in April 2024.
Qualifications
The goal of the Nominating and Corporate Governance Committee is to nominate qualified individuals with the objective of having membership on the Board that combines diverse business and industry experience, skill sets and other leadership qualities, represents diverse viewpoints and enables the Company to achieve its strategic objectives. The Nominating and Corporate Governance Committee also believes that members of the Board should possess character, judgment, skills (such as an understanding of the retail, lease-to-own or consumer finance industries, business management, finance, accounting, marketing, operations and strategic planning), diversity of viewpoints, background, experience and other demographics and experience with businesses and other organizations of a comparable size and industry. The Nominating and Corporate Governance Committee also considers the interplay of the candidate’s experience with the experience of the other Board members, the fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. In addition, the Nominating and Corporate Governance Committee considers the composition of the current Board and the Board’s needs when evaluating the experience and qualifications of director candidates. The Nominating and Corporate Governance Committee evaluates whether certain individuals possess the foregoing qualities and recommends to the Board candidates for nomination to serve as our directors. This process is the same regardless of whether the nominee is recommended by one of our stockholders.
Director Diversity
The Board recognizes the value of diversity and its ability to bring to bear a wide range of experiences and perspectives that are relevant to the Company’s strategy and business. Consistent with the value of diversity, the Nominating and Corporate Governance Committee weighs the characteristics, experience, independence and skills of potential candidates for election to the Board and recommends nominees for director to the Board for election. In considering candidates for the Board, the Nominating and Corporate Governance Committee also assesses the size, composition and combined expertise of the Board. As the application of these factors involves the exercise of judgment, the Nominating and Corporate Governance Committee does not have a standard set of fixed qualifications that is applicable to all director candidates, although the Nominating and Corporate Governance Committee does at a minimum assess each candidate’s character, integrity, ethics, judgment, skills, diversity of viewpoints, background, experience, his or her ability to satisfy any applicable legal requirements or listing standards and such other criteria as the Nominating and Corporate Governance Committee or Board deems relevant in evaluating the potential effectiveness of candidates as members of the Board in light of the particular needs of the Board at such time. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness.
In addition to diversity of viewpoints, as applicable, the Nominating and Corporate Governance Committee intends to identify pools of candidates to be considered for nomination to our Board that include candidates with diversity of race, ethnicity and/or gender. Any third-party search firm engaged to identify potential director candidates will be informed of the values and factors that the Nominating and Corporate Governance Committee considers in its own search process, including these diversity considerations. The Board does not establish prescriptive goals with respect to diversity. Since 2017 the Board has seen a 100% refreshment rate. Since 2019, the Board has added six directors, including three female directors, one of whom is of Asian ethnicity, and two male directors of African American ethnicity, one of whom has since resigned from the Board (which was not due to any disagreement with the Company on any matters relating to the Company’s operations, practices or policies).

20UPBOUND GROUP, INC. - 2024 Proxy Statement

CORPORATE GOVERNANCE

Currently, we have a Board of seven directors, which includes four directors with gender and/or ethnic diversity. We intend to promote diverse representation on our Board should we experience any vacancies, and we have discussed our Board’s diversity with the institutional investors we have engaged with through our investor outreach program as described below, none of which expressed concerns to us about our Board’s diversity. Currently, 50% of our Board nominees are diverse from a gender, race or ethnic perspective, including two female directors.
Advance Resignation Policy
As a condition to nomination by the Nominating and Corporate Governance Committee of an incumbent director, a nominee shall, upon request by the Board or the Company’s Corporate Secretary, submit an irrevocable offer of resignation to the Board, which resignation shall become effective in the event that (a) such nominee is proposed for re-election and is not re-elected at a meeting of the stockholders in which majority voting applies and (b) the resignation is accepted by the Board by the vote of a majority of the directors, not including any director who has not been re-elected.
Stockholder Nominations
In addition to nominees by or at the direction of our Board, the Nominating and Corporate Governance Committee will consider candidates for nomination proposed by a stockholder in the same manner and based on the same criteria as other candidates considered by the Nominating and Corporate Governance Committee as described above under “Qualifications.” The proposing stockholder must provide notice and information on the proposed nominee to the Nominating and Corporate Governance Committee through the Corporate Secretary in accordance with the provisions of Article I, Sections 3 and 4 of our bylaws relating to direct stockholder nominations.
Director Attendance

Board Meetings and Executive Sessions
During 2023, our Board met six times. All of our directors attended more than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of the Board committees on which they served.
In addition to full Board executive sessions, our independent directors meet in executive session at each regularly scheduled quarterly meeting of the Board. Executive sessions are chaired by our Chairman of the Board.
Annual Meeting of Stockholders
Each member of the Board is expected to attend our 2024 Annual Meeting unless circumstances prevent attendance. All of our directors then serving as directors attended the Company’s 2023 annual meeting of stockholders.
Procedures for Reporting Accounting Concerns

The Audit & Risk Committee has established procedures for (1) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and (2) the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. These procedures are posted on our website at https://investor.upbound.com/corporate-governance/governance-documents.
Communications with the Board

Our Board has established a process by which stockholders and other interested parties may communicate with our Board, Board committees or individual directors. Stockholders or other interested parties may contact our Corporate Secretary by any one of the below methods. The Corporate Secretary will forward such communications to the Board, committees or individual directors, as applicable. However, the Corporate Secretary is not required to forward communications if it is

UPBOUND GROUP, INC. - 2024 Proxy Statement21

CORPORATE GOVERNANCE

determined the communication is (1) unrelated to the duties and responsibilities of the Board, (2) unduly hostile, threatening or illegal, or (3) obscene or otherwise deemed inappropriate.

By telephone: 972-624-6210	By mail: Upbound Group, Inc. Attn: Corporate Secretary 5501 Headquarters Drive Plano, TX 75024	By e-mail: Upbound.Board@upbound.com
Related Person Transactions

Policy on Review and Approval of Transactions with Related Persons
The Board has adopted a written statement of policy and procedures for the identification and review of transactions involving us and “related persons” (our directors and executive officers, stockholders owning five percent or greater of our outstanding stock, and immediate family members of any of the foregoing). Our directors and executive officers are required to provide notice to our general counsel of the facts and circumstances of any proposed transaction involving amounts greater than $120,000 involving them or their immediate family members that may be deemed to be a related person transaction. Our general counsel, in consultation with management and our outside counsel, as appropriate, will then assess whether the proposed related person transaction requires approval pursuant to the policy and procedures. If our general counsel determines that any proposed, ongoing or completed transaction involves an amount in excess of  $120,000 and is a related person transaction, the Nominating and Corporate Governance Committee must be notified for consideration at the next regularly scheduled meeting of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee has reviewed and determined that each of the following related person transactions are to be deemed pre-approved by the Nominating and Corporate Governance Committee: (1) employment and separation agreements related to executive officers if  (a) the related compensation is reported in our proxy statement or (b) the executive officer is not an immediate family member of another “related person” and the Compensation Committee approved, or recommended to the Board for approval, such compensation, (2) any compensation paid to a director if the compensation is reported in our proxy statement, (3) transactions where all of our stockholders receive proportional benefits and (4) any transaction with a “related person” involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority. The Nominating and Corporate Governance Committee will approve or ratify, as applicable, only those related person transactions that are in, or are not inconsistent with, our best interests and those of our stockholders in its business judgment.
Reportable Transactions with Related Persons
Aaron Allred, a principal stockholder of the Company, served as the Company’s Executive Vice President — Acima, through December 31, 2022. In January 2023, Mr. Allred transitioned to an Employee Advisor position, and the Company entered into an agreement with Mr. Allred. The agreement, which remained in effect through March 1, 2024, provided Mr. Allred with a base salary of  $500,000 per annum.
Investor Outreach

We periodically engage in outreach to our top institutional investors to help ensure that our Board and management understand and consider the corporate governance, executive compensation and other issues that matter most to our stockholders. In 2023, senior members of management reached out to institutional investors holding approximately 60% of our outstanding common stock and participated in meetings with investors who accepted our request for a meeting. These periodic meetings cover both general and Upbound-specific topics, including the Company’s executive compensation, corporate governance practices, human capital management and sustainability initiatives. Through this program, we have received helpful input, and we consider such input as we review potential adjustments to our executive compensation, corporate governance practices, human capital management and sustainability initiatives. In 2023, as a result of the overall positive feedback received, no significant changes were made to our disclosures and programs.
While we expect to maintain our investor outreach program, we do not expect that we will always be able to address all of our stockholders’ feedback. However, we seek to optimize our corporate governance by continually refining our relevant policies, procedures and practices to align the needs of the Company with evolving regulations and best practices, issues raised by our stockholders, and otherwise as circumstances warrant.

22UPBOUND GROUP, INC. - 2024 Proxy Statement

PROPOSAL TWO:
RATIFICATION OF THE SELECTION OF
INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Risk Committee has selected Ernst & Young LLP (“E&Y”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. E&Y served as our independent registered public accounting firm in 2023, 2022, 2021 and 2020.
The Audit & Risk Committee reviews and pre-approves both audit and all permissible non-audit services provided by our independent registered public accounting firm, as described in “Corporate Governance — Structure of the Board — Audit & Risk Committee” in this proxy statement, and accordingly, all services and fees in 2023 provided by E&Y were pre-approved by the Audit & Risk Committee. The Audit & Risk Committee has considered whether the provision of services, other than services rendered in connection with the audit of our annual financial statements, is compatible with maintaining E&Y’s independence. The Audit & Risk Committee has determined that the rendering of non-audit services by E&Y during the year ended December 31, 2023, was compatible with maintaining such firm’s independence.
Our Board has directed that we submit the selection of our independent registered public accounting firm for ratification by our stockholders at the 2024 Annual Meeting. Stockholder ratification of the selection of E&Y as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of E&Y to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit & Risk Committee will reconsider whether or not to continue the retention of E&Y. Even if the selection is ratified, the Audit & Risk Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders. The Audit & Risk Committee annually reviews the performance of our independent registered public accounting firm and the fees charged for their services. Based upon the Audit & Risk Committee’s analysis of this information, the Audit & Risk Committee will determine which registered independent public accounting firm to engage to perform our annual audit each year.
Representatives of E&Y will attend the 2024 Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.
Our Board recommends that you vote “FOR” the proposal to ratify the selection of E&Y as our independent registered public accounting firm.
Principal Accountant Fees and Services

The aggregate fees billed by E&Y for the years ended December 31, 2023 and December 31, 2022, for the professional services described below, are as follows:
	2023	2022
Audit Fees(1)	$2,259,944	$1,920,775
Audit-Related Fees(2)	$—	$—
Tax Fees(3)	$14,000	$60,034
All Other Fees	$—	$—

(1)
Represents the aggregate fees billed by E&Y for (a) professional services rendered for the audit of our annual financial statements for the years ended December 31, 2023 and December 31, 2022, (b) the audit of management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2023 and December 31, 2022, and (c) reviews of the financial statements included in our Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and in the 2021 Plan Form S-8 filed with the SEC in 2023.

(2)
Represents the aggregate fees billed by E&Y, if any, for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under the caption “Audit Fees.”

(3)
Represents the aggregate fees billed by E&Y for 2023 and 2022 for professional services rendered for tax compliance, tax advice and tax planning. These services comprise engagements related to federal and international tax compliance and planning.

UPBOUND GROUP, INC. - 2024 Proxy Statement23

AUDIT AND RISK COMMITTEE REPORT
The material in this Report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation by reference language in such filing.
In accordance with its written charter adopted by the Board, the Audit & Risk Committee assists the Board in fulfilling its oversight responsibilities by, among other things, reviewing the financial reports and other financial information provided by the Company to any governmental body or the public.
In discharging its oversight responsibilities, the Audit & Risk Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the firm and the Company that might bear on the auditors’ independence consistent with the applicable requirements of the Public Company Accounting Oversight Board, discussed with the independent auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit & Risk Committee also discussed with management, the internal auditors and the independent auditors the integrity of the Company’s financial reporting processes, including the Company’s internal accounting systems and controls, and reviewed with management and the independent auditors the Company’s significant accounting principles and financial reporting issues, including judgments made in connection with the preparation of the Company’s financial statements. The Audit & Risk Committee also reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.
The Audit & Risk Committee discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board and the SEC, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the consolidated financial statements of the Company.
The Audit & Risk Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2023 with management and the independent auditors. Management is responsible for the Company’s financial reporting process, including its system of internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act), and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The independent auditor is responsible for auditing those financial statements, and expressing an opinion on the effectiveness of internal control over financial reporting. The Audit & Risk Committee’s responsibility is to monitor and review these processes. The members of the Audit & Risk Committee are “independent” as defined by SEC and Nasdaq rules, and our Board has determined that Mr. Jeffrey Brown is an “audit committee financial expert” as defined by SEC rules.
The Audit & Risk Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits, including internal control testing under Section 404 of the Sarbanes-Oxley Act. The Audit & Risk Committee periodically meets with the Company’s internal and independent auditors, with and without management present, and in private sessions with members of senior management to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit & Risk Committee also periodically meets in executive session.
In reliance on the reviews and discussions referred to above, the Audit & Risk Committee recommended to the Board (and the Board subsequently approved the recommendation) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
AUDIT & RISK COMMITTEE
Jeffrey Brown, Chairman
Harold Lewis
Carol McFate

24UPBOUND GROUP, INC. - 2024 Proxy Statement

EXECUTIVE OFFICERS
The Board appoints our executive officers annually and updates the executive officer positions as needed throughout the year. Each executive officer serves at the discretion of the Board and until their successors are appointed, or until the earlier of their death, resignation or removal.
The following sets forth certain biographical information with respect to our executive officers as of the date of this proxy statement. Mr. Fadel’s biographical information is set forth above under “Proposal One: Election of Directors.”
Anthony Blasquez
Executive Vice President — Rent-A-Center Age: 48 Gender: Male Ethnicity: Hispanic/Latino
Mr. Blasquez was named Executive Vice President — Rent-A-Center effective as of June 1, 2020. In such role, Mr. Blasquez focuses on improving the Rent-A-Center omni-channel business, which includes impacting performance from both e-commerce and the traditional store business. Mr. Blasquez has been with Upbound for 25 years and has served in every field operations position in the Company, most recently Divisional Vice President of Operations from 2015 to 2020 prior to being promoted to his current position.
Ann Davids
Executive Vice President — Chief Customer and Marketing Officer Age: 55 Gender: Female Ethnicity: Caucasian
Ms. Davids was named Executive Vice President — Chief Customer and Marketing Officer effective as of February 21, 2018. Ms. Davids leads Upbound’s customer experience and omni-channel e-commerce innovation, along with marketing and merchandising. Ms. Davids served as Senior Vice President — Chief Customer and Marketing Officer for Direct General/National General Insurance from 2013 to 2018 with responsibility for the web channel development as well as marketing strategy and execution. Prior to 2013, Ms. Davids served as our chief marketing officer for 15 years.
Sudeep Gautam
Executive Vice President — Chief Technology and Digital Officer Age: 53 Gender: Male Ethnicity: Asian
Mr. Gautam was named Executive Vice President — Chief Technology and Digital Officer on January 16, 2023. Mr. Gautam has over 20 years of experience in leveraging technology in driving large-scale digital transformations, most recently in the private equity space with a focus on technology startups, specializing in driving disruptive digital solutions. Prior to this, Mr. Gautam was the Chief Digital Officer and member of the Executive Committee at Raytheon Technologies/Pratt & Whitney, one of the world’s largest jet-engine manufacturers, where he drove a company-wide digital transformation initiative. During the course of his career, he also held senior executive positions at Hewlett-Packard, Capgemini and Cognizant. Mr. Gautam received his Bachelor of Engineering in computer science from Bangalore University and a Master of Business Administration degree from the University of Texas at Dallas. He is also a graduate of the Executive Management Program from The Wharton School and a graduate of Thayer Leadership at the United States Military Academy at West Point.

UPBOUND GROUP, INC. - 2024 Proxy Statement25

EXECUTIVE OFFICERS

Fahmi Karam
Executive Vice President — Chief Financial Officer Age: 45 Gender: Male Ethnicity: Asian
Mr. Karam was named Executive Vice President — Chief Financial Officer effective October 31, 2022. Mr. Karam has over 20 years of experience in finance and accounting, most recently as the Chief Financial Officer of Santander Consumer USA since September 2019. Mr. Karam previously served as Santander’s Head of Pricing and Analytics from May 2018 to September 2019 and as Executive Vice President, Strategy and Corporate Development from September 2015 to May 2018. Prior to his roles at Santander, Mr. Karam spent 12 years at JP Morgan Investment Bank, where he ended serving as an Executive Director. Prior to JP Morgan, Mr. Karam served as a Senior Associate at Deloitte Audit Assurance Services for two years. Mr. Karam received his Bachelor’s degree and Master of Accounting from Baylor University, and he is a Certified Public Accountant.
Tyler Montrone
Executive Vice President — Acima Age: 43 Gender: Male Ethnicity: Caucasian
Mr. Montrone has served as our Executive Vice President — Acima since February 20, 2023. From July 2022 through February 2023, Mr. Montrone served as Acima’s Chief Development Officer, and he previously served as Acima’s SVP, Assistant General Counsel/Compliance Officer from February 2021 through June 2022 and Chief Legal and Compliance Officer of Acima from March 2016 through February 2021. Mr. Montrone earned both his Bachelor of Science in accounting and Master in Taxation from Weber State University, and he also earned a Juris Doctor from the University of Arkansas.
Bryan Pechersky
Executive Vice President — General Counsel & Corporate Secretary Age: 53 Gender: Male Ethnicity: Caucasian
Mr. Pechersky was named Executive Vice President — General Counsel & Corporate Secretary effective as of June 1, 2020. Mr. Pechersky oversees our legal department and government affairs program. Prior to joining Upbound, Mr. Pechersky served from 2010 through 2019 as Executive Vice President, General Counsel and Corporate Secretary for Cloud Peak Energy Inc., a publicly traded mining and logistics supplier to U.S. and Asian utilities. From 2007 to 2010, Mr. Pechersky was Senior Vice President, General Counsel and Secretary for Harte-Hanks, Inc., a publicly traded worldwide, direct and targeted marketing company. From 2005 to 2007, Mr. Pechersky was Senior Vice President, Secretary and Senior Corporate Counsel for Blockbuster Inc., a publicly traded global movie and game entertainment retailer. From 2004 to 2005, Mr. Pechersky was Deputy General Counsel and Secretary for Unocal Corporation, a publicly traded international energy company acquired by Chevron Corporation in 2005. Prior to these positions, from 1996 to 2004, Mr. Pechersky was a capital markets, mergers and acquisitions and litigation attorney for Vinson & Elkins L.L.P., a leading global law firm. Mr. Pechersky also served as a Law Clerk to the Hon. Loretta A. Preska of the U.S. District Court for the Southern District of New York in 1995 and 1996.
Transient Taylor
Executive Vice President — Chief Human Resources Officer and Chief Diversity Officer Age: 58 Gender: Male Ethnicity: African American
Mr. Taylor has served as our Executive Vice President — Chief Human Resources Officer since July 2021 and as our Chief Diversity Officer since May 2022. From 2008 through 2021, Mr. Taylor served on the executive leadership team as the CHRO/CPO for Bumble, Mr. Cooper and Travelocity. Mr. Taylor has a demonstrated track record of leading the human resources function, establishing human resources strategy, and optimizing culture and people practices. Additionally, from 2001 to 2008, Mr. Taylor led the human resources function for retail-focused companies, such as Alliance Data and The Home Depot. He has directed human resources integration for multiple merger and acquisition efforts and also served as a key enabler for several transformational change initiatives. Mr. Taylor earned both his Bachelor and Master degrees from West Virginia University.

26UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary

We are committed to maintaining a strong pay-for-performance culture. The compensation program is reviewed annually to assure that its objectives and components are aligned with the Company’s strategic goals and culture, and also that it incentivizes short- and long-term profitability and ethical business conduct in accordance with our values.
This Compensation Discussion and Analysis (“CD&A”) describes key features of our executive compensation program, summarizes the 2023 cash and equity incentive compensation received by our named executive officers, highlights the strong pay for performance alignment of our executives’ compensation with our financial, operating and stockholder returns and provides additional context to the data presented in the compensation tables included below in this proxy statement. The term “executive officers” means our senior executives who are listed above under the heading “Executive Officers” and also includes our CEO, Mr. Fadel. The term “named executive officers” means the five executive officers identified in the table below.
Named Executive Officer	Title
Mitchell Fadel	Chief Executive Officer
Fahmi Karam	Executive Vice President — Chief Financial Officer
Anthony Blasquez	Executive Vice President — Rent-A-Center
Tyler Montrone(1)	Executive Vice President — Acima
Sudeep Gautam(2)	Executive Vice President — Chief Technology and Digital Officer

(1)
Mr. Montrone was promoted to Executive Vice President — Acima effective February 20, 2023.

(2)
Mr. Gautam joined the Company in January 2023.

Please read the entirety of this CD&A and remaining compensation sections in this proxy statement for further details regarding the matters summarized below.
Executive Compensation Program Overview
Decisions with respect to compensation of our executive officers, including our Chief Executive Officer and other named executive officers, are made by our Compensation Committee, which is comprised solely of independent directors. Our Compensation Committee has identified four primary objectives for our executive compensation program, which guide the decisions it makes with respect to the amount and type of compensation paid to our named executive officers. The objectives of our executive compensation program are to:
•
attract, retain and motivate senior executives with competitive compensation opportunities;

•
balance short-term and long-term strategic goals;

•
align our executive compensation program with the core values identified in our mission statement; and

•
reward achievement of our financial and non-financial goals.

The executive compensation program consists of a mix of three primary components, described below, which we believe appropriately rewards our executive officers for their overall contribution to company performance, contains a substantial portion of at-risk, performance-based compensation and aligns our executives’ interests with those of our stockholders with the ultimate objective of increasing long-term stockholder value.
The pay ultimately realized is highly variable and dependent primarily on (1) our financial and operational performance, (2) individual executive performance and (3) our multi-year relative TSR performance.

UPBOUND GROUP, INC. - 2024 Proxy Statement27

COMPENSATION DISCUSSION AND ANALYSIS

The three primary components of our executive compensation program are:
Component	Overview
Base Salary	Competitive base salaries are determined in large part through in-depth comparative analyses of comparable positions at companies in our Peer Group and other similarly situated public companies in the retail and consumer finance sectors, taking into account the individual’s experience, responsibilities, competencies and individual performance, in addition to the market data.
Annual Incentive Opportunity	Opportunity for an annual cash incentive award to align our executives with annual corporate and individual performance achievements. For 2023, the ultimate payout amount was based on (1) Consolidated Adjusted EBITDA (50% weighting), (2) Rent-A-Center segment revenue (25% weighting), and (3) Acima segment revenue (25% weighting). The targeted achievement levels take into account the rigorous goals included in our annual operating budget, which is approved by the Board. Each executive officer’s target annual incentive opportunity takes into account market data from the Peer Group and other similarly situated public companies in the retail and consumer finance sectors.
Long-Term Incentive Compensation Opportunity	Long-term incentive plan and equity ownership guidelines to align our executives with longer term performance achievement and stockholder returns over time. The long-term incentive awards granted in February 2023 consisted of (1) time-based restricted stock units (weighted 30%) that vest pro rata over a three-year period and (2) performance-based stock units (weighted 70%) that vest solely based on the satisfaction of our performance based on our three-year TSR compared to the S&P 1500 Specialty Retail Index.
Compensation Program Design and Governance Policies
In addition to our three primary components of executive compensation, our executive compensation program includes other features that we believe are consistent with strong governance practices, including:
What We Do

•
Transparent Compensation Program: Maintain a transparent executive compensation program that is understandable both to our stockholders and employees and is not overly complex or subject to constantly changing features

•
Compensation Aligned with Performance: A substantial percentage of both cash and equity compensation is at-risk and variable based on company performance

•
Multi-Year Equity Vesting: Three-year full vesting for all executive equity awards (restricted stock units vest pro rata annually over three years; performance stock units cliff vest after three years based on relative TSR performance)

•
Annual SOP Vote: Annual say-on-pay stockholder vote regarding our executive compensation program to receive regular feedback from our investors

•
Annual Program Risk Assessment: Our Compensation Committee performs an annual risk assessment of our compensation program

•
Investor Outreach: Outreach program to our large institutional investors regarding executive compensation and governance-related topics

•
Independent Compensation Consultant: Engagement by the Compensation Committee of an independent compensation consultant to conduct a formal evaluation of, and advise the Compensation Committee with respect to, the compensation arrangements for our Chief Executive Officer, as well as provide guidance with respect to the compensation of our senior executives

•
Rigorous Target Setting: Rigorous performance targets for our annual cash incentive and long-term incentive compensation programs

•
Total Reward Statement Review: Regular review by the Compensation Committee of total reward statements for the Chief Executive Officer and other executives to evaluate multi-year cash and equity compensation awards

•
Ownership Guidelines: Equity ownership guidelines for our directors, Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents

•
Clawback Policy: Incentive compensation is subject to clawback, as described further in this proxy statement

28UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

What We Do Not Do

•
No Hedging or Pledging Stock: Insider Trading Policy that prohibits derivative transactions involving our common stock and pledging stock

•
No Gross-ups: Employee benefits are provided without tax gross-ups (other than certain relocation-related expenses)

•
No Excessive Perquisites: We provide only limited perquisites, as described in this CD&A

•
No Repricing Options: We do not reprice stock options without stockholder approval (and as of 2021, we no longer grant stock options)

•
No Dividends Paid on Unvested Equity: No prospective payment of dividends on unvested equity awards

2023 Company Performance Highlights
As described further in our year-end 2023 earnings announcement and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2023 Form 10-K, highlights of our 2023 results and significant accomplishments are described below:
•
Trends and Developments

•
Both the Acima gross merchandise volume and Rent-A-Center portfolio value trends improved throughout the year, and both returned to year-over-year growth by the fourth quarter of 2023.

•
Acima margins improved year-over-year as fewer customers elected early purchase options, gross margin improved 340 bps year-over-year, and Adjusted EBITDA margin(1) improved 490 bps year-over-year.

•
Strong underwriting and account management enabled the Company to tactically drive incremental lease volume with appropriate risk-adjusted margins despite broad-based market uncertainty.

◦
Rent-A-Center skip / stolen loss rate improved 160 bps year-over-year in the fourth quarter of 2023 and 40 bps in fiscal year 2023.

◦
Acima skip / stolen loss rate improved 130 bps year-over-year in fiscal year 2023.

•
Strong cash flow generation supported opportunistic share buybacks in 2023, resulting in repurchase of 1.7 million shares from August through October, or 3% of basic shares outstanding.

•
Reduced debt by $69 million in 2023, resulting in lower balances at year-end compared to 2022.

◦
Ended 2023 with $513.4 million in total liquidity.

•
Financial Performance

•
2023 consolidated revenues of  $4.0 billion, -6.0% year-over-year.

•
2023 operating profit of  $162.9 million, +9.6% year-over-year.

•
Adjusted EBITDA(1) of  $455.7 million, +0.5% year-over-year on higher Acima segment Adjusted EBITDA, partially offset by lower Rent-A-Center segment Adjusted EBITDA and higher corporate costs.

•
Diluted EPS of  $(0.09), compared to $0.21 in the prior year.

•
Non-GAAP Diluted EPS(1) of  $3.55, compared to $3.70 in the prior year.

•
Cash flow from operations of  $200.3 million and Free Cash Flow(1) of  $146.9 million, compared to $468.5 million and $407.1 million in the prior year.

(1)
Non-GAAP financial measure. See Annex B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measure.

2023 Executive Compensation Highlights
Highlights of our 2023 executive compensation program are discussed below:
•
Continued High Percentage of At-Risk, Variable Performance-Based Compensation:   Targeted direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) for our Chief Executive Officer was 85% at-risk (performance-based) for the year ended December 31, 2023. This represents the Chief Executive Officer’s target annual incentive compensation and target long-term incentive compensation as a percentage of his total target direct compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

•
Maintained Rigorous Annual Incentive Award Targets:   In establishing the 2023 annual cash incentive plan targets for each metric, the Compensation Committee considered sensitivities to the key business drivers of Adjusted EBITDA, Rent-A-Center segment revenue, and Acima segment revenue to establish rigorous threshold, target and maximum performance levels.

•
Annual Financial Performance Resulted in 144% Bonus Plan Payouts:   As a result of our Company’s annual financial performance in 2023, for our 2023 bonus plan metrics, the Compensation Committee approved a 144% payout to our executives. For comparison, none of the named executive officers received a bonus payout for the 2022 performance year based on the Company’s annual financial performance in 2022.

•
Maintained Weighting of Performance Stock Units in Long-Term Incentive Program at 70%:   In 2023, the Compensation Committee maintained the performance stock unit weighting as in 2022, resulting in grants of time-vested restricted stock units (30%) and performance-based restricted stock units (70%), thereby including substantial weighting to the Company’s relative TSR performance under the long-term incentive program.

•
Three-Year Stock Price Performance Resulted in 50% Vesting of 2021 Performance-Based Stock Units:   Our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ended December 31, 2023, ranked us 37 out of 54 companies in the S&P 1500 Specialty Retail Index, which resulted in the vesting of 50% of the performance-based stock units that were granted in 2021.

•
Strong Stockholder Say-on-Pay Approval:   In June 2023, we held a stockholder advisory vote on the compensation of our named executive officers, referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers, with approximately 99% of the shares of common stock present and entitled to vote thereon cast in favor of our proposal, which our Compensation Committee believed conveyed a general endorsement of our executive compensation program and related compensation actions.

2024 Executive Compensation Program
In February 2024, the Compensation Committee conducted its annual review of the executive compensation program to ensure the program remains aligned with the Company’s executive compensation philosophy and strategic objectives. In general, the Compensation Committee determined it was appropriate, with certain modifications, to retain the same overall structure in 2024 as in 2023 taking into account feedback from the Compensation Committee’s independent compensation consultant, comparisons to peer group compensation programs, the strong say-on-pay approval from stockholders, feedback from the Company’s investor outreach and other factors.
Severance Arrangements
We have an employment agreement with Mr. Fadel and executive transition agreements with our other named executive officers to provide certain payments and benefits upon an involuntary termination of the named executive officer’s employment or the occurrence of certain other circumstances that may affect the named executive officer (and, in the case of Mr. Fadel, the employment agreement also provides for, among other items, annual compensation and certain employee benefits, as well as his entitlements upon an involuntary termination as described in the section “Arrangements with Mr. Fadel” below). The Compensation Committee believes that such severance arrangements assist us in recruiting and retaining top-level talent. In addition, formalizing our severance practices benefits us (1) by providing us with certainty in terms of our obligations to an eligible executive in the event that our relationship with him or her is severed and (2) by virtue of the non-competition and non-solicitation provisions in our loyalty agreements, which inure to our benefit in the event that an eligible executive severs employment with us.
For a more detailed description of the severance arrangements which apply to our named executive officers, please see “Termination of Employment and Change-in-Control Arrangements” below.
Employee Benefits and Limited Perquisites
Our named executive officers are eligible to participate in the benefit plans generally available to all of our employees, which include health, dental, life insurance, vision and disability plans, all of which the Compensation Committee believes are commensurate with plans of other similarly situated public companies in the retail and consumer finance industry. In addition, we will pay for the cost of an executive physical examination for each named executive officer each year and we do not gross up our executives for any taxes related to the cost of perquisites (other than for certain relocation-related expenses). Our named executive officers were eligible in 2023 to participate in our 401(k) Retirement Savings Plan and our Deferred Compensation Plan. The Deferred Compensation Plan allows our executive officers to defer certain compensation to help save for their longer term financial objectives on a tax-deferred basis.
The Compensation Committee has determined it is beneficial to offer the above-described employee benefits and limited perquisites in order to attract and retain our named executive officers by offering compensation opportunities that are

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competitive with those offered by similarly situated public companies in the retail and consumer finance industry. In determining the total compensation payable to our named executive officers for a given fiscal year, the Compensation Committee will examine such employee benefits and perquisites in the context of the total compensation which our named executive officers are eligible to receive. However, because such employee benefits and perquisites that are available to our named executive officers represent a relatively small portion of their total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to other elements of the total compensation to which our named executive officers are entitled or awarded.
For a description of the employee benefits and perquisites received by our named executive officers in 2023, please see “— All Other Compensation” below.
Compensation Process

The Compensation Committee typically begins the process of determining the amount and mix of total compensation to be paid to our senior executives, including our named executive officers, in December of each year and finalizes the amounts the following February. This enables the Compensation Committee to examine and consider our performance during the previous year in establishing the current year’s compensation. During the Compensation Committee’s annual review of the executive compensation program, the Compensation Committee primarily considers market and Peer Group data (as described below), input provided by the Compensation Committee’s independent compensation consultant and by our Human Resources department, and input of the Chief Executive Officer other than with respect to his own compensation. The Compensation Committee also considers experience, responsibilities, competencies and individual performance.
Historically, the Compensation Committee has retained annually a compensation consultant to conduct a formal evaluation of, and advise it with respect to, the compensation arrangements for our Chief Executive Officer, as well as provide guidance with respect to the compensation of our senior executives, including our other named executive officers. For the 2023 fiscal year, the Compensation Committee reviewed the executive compensation analysis conducted by Korn Ferry, which utilized the approved Peer Group (as defined below), pursuant to its engagement by the Compensation Committee to assist the committee with compensation decisions for the 2023 fiscal year.
The Compensation Committee considered executive compensation practices of the following similarly situated public companies (the “Peer Group”) for the purpose of evaluating our 2023 compensation arrangements for our senior executives:
2023 Peer Group
Aaron’s, Inc.	Big Lots Inc.	Brinker International Inc.	Conn’s
FirstCash, Inc.	H&R Block, Inc.	La-Z-Boy Incorporated	OneMain Holdings
Sally Beauty, Inc.	Bread Financial Holdings, Inc.	The Western Union Company	PROG Holdings
The following criteria were considered in the selection of companies for this Peer Group:
•
U.S.-based public companies with a similar business focus as ours, including both consumer finance and retail (particularly home furnishings, appliances and other retail organizations);

•
Companies with annual revenue similar to us (generally 0.5 to 2.0 times our revenue, based on the most recent available financial information at the time of the analysis); and

•
Competitors for executive talent.

In late 2023, the Compensation Committee considered the above criteria in reviewing the Peer Group to be used for 2024 benchmarking purposes and determined to make no changes to the Peer Group.
Certain members of the Compensation Committee have significant professional experience in the retail and consumer finance industry, as well as with respect to the executive compensation practices of large publicly traded companies. This experience provides a frame of reference within which to evaluate our executive compensation program relative to general economic conditions and our progress in achieving our short-term and long-term goals.
As discussed above, the Compensation Committee has engaged Korn Ferry as its independent compensation consultant, and in such role, Korn Ferry provides ongoing advisory services to the Compensation Committee on various aspects of its overall compensation practices.

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COMPENSATION DISCUSSION AND ANALYSIS

Forms of Compensation

The following forms of compensation are currently utilized by the Compensation Committee in compensating our named executive officers:
•
base salary, which is paid in cash;

•
annual incentive compensation, which is paid in cash;

•
long-term incentive compensation, which consists of restricted stock units and performance-based stock units;

•
severance arrangements; and

•
employee benefits, including limited perquisites, with no tax gross-ups (other than for certain relocation-related expenses).

Base Salary
The base salary for each of our named executive officers represents the guaranteed portion of their total compensation and is determined annually by the Compensation Committee. Base salaries help to achieve our goal of maintaining a competitive program that will attract and retain talent needed for our long-term success.
At the beginning of each year, the Compensation Committee considers whether adjustments should be made to the annual base salaries for our named executive officers. During the Compensation Committee’s review of the then-current base salaries, the Compensation Committee primarily considers market data from the Peer Group and published surveys, input provided by our Executive Vice President — Chief Human Resources Officer, input of the Chief Executive Officer (other than with respect to his own base salary), individual performance, our financial performance, the experience, responsibilities and competencies of the named executive officer, and each named executive officer’s compensation in relation to our other executive officers.
In early 2023, based on the consideration of these factors, the Compensation Committee approved the base salaries of our Chief Executive Officer and other named executive officers. The Compensation Committee did not adjust the 2023 base salary for Mr. Fadel. The Compensation Committee determined to increase the base salary for Mr. Blasquez as part of the annual compensation review process in light of his experience, responsibilities, competencies and individual performance, in addition to market data. The base salaries of Messrs. Karam and Gautam were established by the Compensation Committee in connection with their hiring. Mr. Montrone became an executive officer of the Company in February 2023 and his base salary as an executive officer was established by the Committee in connection with his promotion in 2023, as described in the section “Compensation Discussion and Analysis — Executive Changes” below in this proxy statement. The following table sets forth the annual base salaries of the named executive officers for 2023:
Name	2023 Base Salary
Fadel	$1,100,000
Karam	$1,000,000
Blasquez	$450,000
Montrone	$450,000
Gautam	$450,000
Annual Cash Incentive Compensation
The Compensation Committee maintains an annual incentive compensation program for our named executive officers that provides for awards in the form of a cash bonus. These cash bonuses provide our named executive officers with financial rewards based upon achievement of specified annual objectives, which the Compensation Committee believes will ultimately increase the value of our Company by aligning our executive compensation with the achievement of annual Company performance objectives, as well as help us attract and retain our named executive officers by providing attractive compensation opportunities.
Under our annual cash incentive program, target cash bonus eligibility is established at a pre-determined percentage of the named executive officer’s base salary, with such percentage amount set in accordance with the named executive officer’s position and responsibilities with us. The ultimate payouts pursuant to our annual cash incentive program for prior year performance are typically approved by the Compensation Committee in February at the same time that all compensation (including base salaries, target annual cash incentive compensation, and target long-term incentive compensation) for our named executive officers for the current year is reviewed and approved. This timing enables the Compensation Committee

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to evaluate the named executive officer’s performance during the prior year, as well as determine performance targets for the new fiscal year in light of the previous year’s performance. Payouts under the plan may range from 0% to 200% of target compensation.
The annual cash incentive program for 2023 included three financial performance metrics focused on annual top line performance and profitability:
•
Adjusted EBITDA — The Compensation Committee included an Adjusted EBITDA target in the annual cash incentive program because it believes Adjusted EBITDA generally represents an accurate indicator of our core financial performance and profitability over a one-year period of time, while excluding the impact of items such as interest, depreciation and stock-based compensation expense, which can vary significantly and other adjustments that are not considered to reflect the performance of our core business operations.

•
Rent-A-Center Segment Revenue — The Compensation Committee included a Rent-A-Center segment revenue target in 2023, which reflects its belief that a portion of the cash bonus opportunity should be based on our top line performance for each primary business segment. In the past due to refranchising transactions or other significant changes in store count, same store sales has been used to measure Rent-A-Center segment top line performance.

•
Acima Segment Revenue — For our Acima segment, the Compensation Committee determined that revenue performance was an appropriate metric for top line performance of this business segment, rather than invoice volumes which are considered to be a leading indicator to future revenues.

The financial performance targets for the 2023 annual cash incentive program were established in February 2023 following a review of our financial projections developed pursuant to our strategic plan and objectives for 2023. In setting the performance targets under the 2023 annual cash incentive program, the Compensation Committee considered the level of actual achievement of the targets for the 2022 annual cash incentive program, the level of the Company’s anticipated investment in its strategic initiatives for 2023, sensitivities for the key business drivers that may impact achievement of the targets and the Compensation Committee’s goal to ensure a rigorous target-setting process. Based upon that review, the Compensation Committee established the following threshold, target and maximum payout achievement levels for each metric in the 2023 annual cash incentive program:
Metric	Performance Levels
Adjusted EBITDA(1)	Threshold — Less than $354 million Target — $417 million Maximum — Greater than or equal to $479 million
Rent-A-Center Segment Revenue	Threshold — Less than $1,813 million Target — $1,888 million Maximum — Greater than or equal to $1,964 million
Acima Segment Revenue	Threshold — Less than $1,787 million Target — $1,901 million Maximum — Greater than or equal to $2,015 million

(1)
Non-GAAP financial measure. See Annex B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measure.

The target cash incentives in 2023 for each of the named executive officers are set forth below:
Officer	2023 Target Cash Incentives as a Percentage of Base Salary
Fadel	135%
Karam	60%
Blasquez	60%
Montrone	60%
Gautam	90%

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COMPENSATION DISCUSSION AND ANALYSIS

In February 2024, the Compensation Committee determined the level of achievement against the targets for purposes of the named executive officers’ 2023 bonus plan. In 2023, the Company’s operating profit was $163 million.
Metric	Weighting (% of total bonus opportunity)	2023 Performance	Percent of 2023 Target Achieved	Payout for 2023 (% of Target)
Adjusted EBITDA(1)	50%	$474 million	113.7%	191%
Rent-A-Center Segment Revenue	25%	$1,864 million	98.7%	68%
Acima Segment Revenue	25%	$1,931 million	101.6%	127%

(1)
Non-GAAP financial measure. See Annex B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measure. In reviewing our actual 2023 performance relative to the performance targets, the Compensation Committee determined that it would be appropriate, consistent with past practices, to adjust Adjusted EBITDA to exclude the impact of the annual cash incentive bonus. No other adjustments were made to Adjusted EBITDA.

As a result, our named executive officers in the 2023 annual cash incentive program received a 144% bonus plan payout with respect to the 2023 performance year. Refer to the column “Non-Equity Incentive Plan Compensation” in the table appearing in the section “Compensation Tables — Summary Compensation Table” below in this proxy statement, for additional information.
Long-Term Incentive Compensation
Our equity incentive plans are administered by the Compensation Committee and are designed to enable the Compensation Committee to provide incentive compensation to our employees in the form of stock unit awards, performance-based equity awards, restricted stock and other equity awards. The Compensation Committee believes that awarding our named executive officers non-cash, long-term equity incentive compensation, primarily in the form of long-term incentive awards which may increase or decrease in value depending on the satisfaction by us of pre-determined performance measures and/or an increase or decrease in the value of our common stock, more effectively aligns their interests with those of our stockholders. The Compensation Committee also believes that such awards will provide our named executive officers with an incentive to remain in their positions with us, because the determination as to whether a particular measure for our performance and/or an increase in the value of our common stock has been satisfied is typically made over an extended period of time.
Recent long-term incentive awards have been made to our named executive officers pursuant to the 2021 Plan. Under the terms of the 2021 Plan, awards may be granted at times and upon vesting and other conditions as determined by the Compensation Committee, and may be made in the form of restricted stock and stock unit awards, other equity awards, and performance-based equity awards. Stock options have not been granted in recent years.
•
Restricted Stock Units — The restricted stock units granted by our Compensation Committee vest ratably over three years. Awards of time-based restricted stock units provide our named executive officers with a minimum level of value while also providing an additional incentive for such individuals to remain in their positions with us.

•
Performance Stock Units — The performance stock units granted by our Compensation Committee cliff vest after three years based on relative TSR performance. Awards of performance-based stock units provide an additional incentive for our named executive officers to remain in their positions with us in order to realize the benefit of such award and also focus them on a performance metric which the Compensation Committee considers beneficial to increasing the long-term value of our Company.

The Compensation Committee determines the timing of the annual grants of equity awards to our named executive officers as well as the terms and restrictions applicable to such grants. The Compensation Committee approves, generally in February of each year, the annual grant to our executive officers in conjunction with its review and determination of each executive officer’s compensation for the current year. Grants may also be made in connection with commencement of employment or promotions. Annual grants are typically made on the second business day following fourth quarter earnings disclosures.

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The target equity award values in 2023 for each of the named executive officers are set forth below:
Officer	2023 Target Equity Award Values as a Percentage of Base Salary(1)
Fadel	415%
Karam	100%
Blasquez	140%
Montrone	140%
Gautam	90%

(1)
Represents the target annual award values of the performance share units and restricted stock units granted to each executive, reflected as a percentage of each executive’s annual base salary. These award values were converted from dollar values into: (i) a number of performance share units based on the closing price of one share of our common stock on the trading day immediately preceding the grant date multiplied by a discount factor of 0.75 to reflect risk associated with achieving the performance condition to vesting, and (ii) a number of restricted stock units based on the closing price of one share of our common stock on the trading day immediately preceding the grant date. The number of performance share units and restricted stock units resulting from the conversion of the award value to the number of units awarded is rounded to the nearest whole unit, and the award values may differ from the accounting grant date fair value under ASC 718.

The long-term incentive compensation awards for 2023 were comprised of two vehicles, with greater emphasis on the portion of the long-term incentive award which is contingent on relative stock price performance:
2023 LTIP Award Types
Award Type	Weighting
Performance Stock Units	70%
Restricted Stock Units	30%
The Compensation Committee has adopted a relative TSR metric over a three-year measurement period as the vesting condition for grants of performance stock units under our long-term incentive compensation program. The Compensation Committee made this decision to tie the performance of our common stock to executive compensation and because the Compensation Committee believes that a relative measure is a more appropriate basis for measuring long-term performance than an absolute measure. The Compensation Committee also took into consideration the fact that our annual cash incentive program includes an annual Adjusted EBITDA metric. The Compensation Committee selected a three-year period over which to measure relative TSR based upon the time period utilized with respect to awards made by similarly situated public companies in the retail and consumer finance industry, as well as upon its belief that a three-year measurement period was appropriate to place an emphasis on our relative TSR over an extended period of time, as opposed to the single year measure which is utilized in our annual cash incentive program.
The Compensation Committee selected the S&P 1500 Specialty Retail Index as the comparison group for measuring our relative TSR over the applicable measurement period. The Compensation Committee selected this comparison group because it includes many of the Company’s peers, represents the overall retail environment, and, in the determination of the Compensation Committee, was comprised of the companies similar, in terms of operations and scope of operations, to the Company. The Compensation Committee adopted the following payout ranges applicable to the 2023 awards of performance-based restricted stock units:

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Stock Unit Payout Chart
UPBD’s TSR Percentile Rank in the S&P 1500 Specialty Retail Index		Payout
>=	<
90%	100%	200%
80%	90%	175%
70%	80%	150%
60%	70%	125%
50%	60%	100%
40%	50%	75%
30%	40%	50%
25%	30%	25%
0%	25%	0%
See the columns “Stock Awards” and “Option Awards” in the table appearing in the section “Compensation Tables — Summary Compensation Table” and the column “Estimated Future Payouts Under Equity Incentive Plan Awards” in the table appearing in the section “Compensation Tables — Grants of Plan-Based Awards” below in this proxy statement for threshold, target, and maximum amounts payable to our named executive officers under the 2023 grants of performance-based awards.
Payout of 2021 PSUs.   In February 2024, the Compensation Committee determined the level of achievement of the minimum TSR condition with respect to the performance-based awards made in 2021, with a three-year measurement period. The Compensation Committee reviewed the Company’s relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the period January 1, 2021 through December 31, 2023, and determined that our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ended December 31, 2023, ranked us 37 out of 54 companies in the S&P 1500 Specialty Retail Index, or the 32nd percentile, which resulted in the vesting of 50% of the performance-based restricted stock units that were granted in 2021.
Executive Changes
Mr. Gautam joined the Company in January 2023. Pursuant to Mr. Gautam’s offer letter from the Company, Mr. Gautam’s base salary was set at $450,000 and his annual incentive bonus target opportunity is equal to 90% of his base salary. Mr. Gautam is eligible to participate in the Long Term Incentive Program with a target annual award amount equal to 90% of his base salary. Mr. Gautam also received a signing bonus pursuant to his offer letter of  $300,000, two thirds of which was paid in 2023 and the remaining one third of which was paid in 2024. The signing bonus is subject to repayment if Mr. Gautam voluntarily leaves employment with the Company without “Good Reason” as defined in his Executive Transition Agreement or he is terminated for cause, in the full amount that had already been paid in the event of such a termination during the first twelve months of his employment with the Company and as to 75% of the amount that had already been paid in the event of such a termination between the first twelve months and the first 18 months of his employment with the Company. Mr. Gautam also entered into an executive transition agreement as described in the sections “Severance Arrangements” and “Termination of Employment and Change-in-Control Arrangements.” In determining Mr. Gautam’s compensation, including his target annual and long term incentive opportunities and signing bonus, the Compensation Committee considered the responsibilities of the role of Executive Vice President — Chief Technology and Digital Officer, external market data, Mr. Gautam’s experience, the foregone compensation opportunities at his former employer, and internal pay equity.
Mr. Montrone was promoted to Executive Vice President — Acima effective February 20, 2023. In connection with his promotion, Mr. Montrone’s base salary was set at $450,000. Mr. Montrone has an annual incentive bonus target opportunity equal to 60% of his base salary and is eligible to participate in the Long Term Incentive Program with a target annual award amount equal to 140% of his base salary. In connection with Mr. Montrone’s promotion, he also entered into a new executive transition agreement, dated February 20, 2023, as described in the sections “Severance Arrangements” and “Termination of Employment and Change-in-Control Arrangements,” the terms of which are consistent with the executive transition agreements entered into with our other Executive Vice Presidents. In determining Mr. Montrone’s compensation, the Compensation Committee took into account the increased responsibilities of the role of Executive Vice President — Acima, Mr. Montrone’s experience, internal pay equity and external market data.
Say-on-Pay Results
In June 2023, we held a stockholder advisory vote on the compensation of our named executive officers, referred to as a say-on-pay vote. Our stockholders approved the compensation of our named executive officers, with approximately 99% of

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the shares of common stock present and entitled to vote thereon cast in favor of our proposal. As noted above, our Compensation Committee believed this strong support expressed by our stockholders indicated a general endorsement of our compensation philosophy and pay-for-performance culture. Accordingly, the compensation decisions for the remaining 2023 fiscal year and early 2024 compensation decisions were made keeping in mind this support. As a result, our Compensation Committee retained the same overall executive compensation structure, with an emphasis on short- and long-term incentive compensation that aligns our executives with value creation for our stockholders.
Termination of Employment and Change-in-Control Arrangements

Arrangements with Mr. Fadel
Disability or Death
Pursuant to Mr. Fadel’s employment agreement, if we terminate Mr. Fadel’s employment due to his disability or death, Mr. Fadel will be entitled to receive:
•
unpaid but earned base salary through the date of termination;

•
a pro rata bonus calculated based upon Mr. Fadel’s bonus amount from the previous year; and

•
continued health insurance coverage for Mr. Fadel and Mr. Fadel’s spouse and covered dependents for up to 24 months.

For Cause
If we terminate Mr. Fadel’s employment for “cause,” or if Mr. Fadel terminates his employment with us for any reason other than death, disability or “good reason,” Mr. Fadel will be entitled to receive his unpaid but earned base salary through the date of termination (reduced by amounts, if any, owed by Mr. Fadel to us or our affiliates).
Without Cause/For Good Reason
If Mr. Fadel’s employment is terminated by us without “cause” (as defined in the employment agreement) or by Mr. Fadel for “good reason,” Mr. Fadel will be entitled to receive:
•
unpaid but earned base salary through the date of termination;

•
a pro rata bonus calculated based upon Mr. Fadel’s bonus amount from the previous year;

•
2.0x the sum of Mr. Fadel’s (x) highest annual rate of salary during the previous 24 months and (y) his target cash bonus amount for the calendar year in which the termination occurs, payable in equal monthly installments over a period of 24 months; and

•
continued health insurance coverage for Mr. Fadel and Mr. Fadel’s spouse and covered dependents for up to 24 months.

Change-in-Control
If we terminate Mr. Fadel’s employment without “cause” or if Mr. Fadel terminates his employment for “good reason,” within the period beginning six months prior to a change in control or, if such change in control results in a person beneficially owning 40% or more of the voting power of the Company or is pursuant to a consolidation, merger or reorganization (subject to certain exceptions), beginning on the date of the definitive agreement pursuant to which the change in control is consummated and ending on the first anniversary of the date of the change in control, then Mr. Fadel will be entitled to receive in a lump sum the same aggregate severance payments and benefits as described above for a termination not in connection with a change in control.
Certain Other Provisions
The Compensation Committee or the Board may condition the payment of severance or benefits on the execution and delivery by Mr. Fadel of a general release in favor of us, our affiliates and our officers, directors, and employees, provided that no such release will be required for the payment to Mr. Fadel of accrued compensation.
If payments would subject Mr. Fadel to excise tax under Section 4999 of the Internal Revenue Code (the “Code”), or the Company would be denied a deduction under Section 280G of the Code, then the amounts otherwise payable to Mr. Fadel will be reduced by the minimum amount necessary to ensure Mr. Fadel will not be subject to such excise tax and the Company will not be denied any such deduction.

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Mr. Fadel is also subject to a Loyalty and Confidentiality Agreement which provides non-competition and non-solicitation provisions for the benefit of the Company that remain in effect during the period of employment and an additional period of two years thereafter.
Continued Vesting of Certain Equity-Based Awards
We entered into a letter agreement with Mr. Fadel in April 2024 to support his retention and, in recognition of his more than 30 years of service with the Company, to specify the treatment of certain of his equity-based awards in the event of his termination of employment. The letter agreement provides that Mr. Fadel’s equity-based awards granted on or before March 31, 2025 with respect to which he has remained employed with the Company through the first anniversary of the applicable grant date will continue to vest as set forth in the applicable award agreement following any termination of his employment (other than for cause) after March 31, 2025, unless the applicable award agreement provides full accelerated vesting for his termination event. Under this treatment, performance stock units will remain subject to performance objectives and stock options will remain exercisable through their remaining term, each as set forth in the applicable award agreement. This treatment also applies to a termination of employment by the Company without cause, subject to the conditions in Mr. Fadel’s employment agreement, including the execution and delivery by Mr. Fadel of a general release in favor of us. The affected equity-based awards will otherwise remain subject to the terms and conditions of the plan and award agreement pursuant to which such award was granted. This treatment will not apply to any equity-based awards granted to Mr. Fadel after March 31, 2025.
Arrangements with Named Executive Officers Other Than Mr. Fadel
We have in place executive transition agreements with each of our named executive officers who are current executive officers other than Mr. Fadel, whose agreement is described above. Each executive transition agreement has similar terms and is intended to provide certain payments and benefits upon an involuntary termination of the named executive officer’s employment or the occurrence of certain other circumstances that may affect the named executive officer.
Termination Not in Conjunction with a Change in Control
Without Cause
If the named executive officer’s employment is terminated without “cause,” the named executive officer will be entitled to receive:
•
unpaid but earned base salary through the date of such termination;

•
unless such termination occurs prior to April 1, a pro rata bonus calculated based upon the annual bonus the named executive officer would have earned for the calendar year of termination, as determined in the Company’s sole discretion and paid in a lump sum in cash in the normal course upon the Company’s completion of annual bonus calculations (such amount, the “Pro Rata Bonus”);

•
1.5x the named executive officer’s highest annual rate of salary during the 24 months preceding such termination (and, for Mr. Blasquez, his average annual bonus for the two preceding calendar years), payable in equal monthly or more frequent installments by no later than the second December 31 following the calendar year of such termination; and

•
continued health insurance coverage for the named executive officer and the named executive officer’s spouse and covered dependents for up to 18 months.

Disability or Death
If the named executive officer’s employment is terminated due to disability or death, the named executive officer will be entitled to receive:
•
unpaid but earned base salary through the date of termination;

•
the Pro Rata Bonus applicable to such named executive officer; and

•
continued health insurance coverage for the named executive officer and the named executive officer’s spouse and covered dependents for up to 12 months.

For Cause
If the named executive officer’s employment is terminated for “cause” or if the named executive officer terminates his or her employment for any reason other than disability or death, the named executive officer will be entitled to receive his or

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her unpaid but earned base salary through the date of termination (reduced by amounts, if any, owed by the named executive officer to us or our affiliates).
Certain Other Provisions
The Compensation Committee or the Board may condition the payment of severance or benefits on the execution and delivery by the named executive officer of a general release in favor of us, our affiliates and our officers, directors, and employees, provided that no such release will be required for the payment to the named executive officer of accrued compensation.
If payments would subject the named executive officer to excise tax under Section 4999 of the Code, or the Company would be denied a deduction under Section 280G of the Code, then the amounts otherwise payable to the named executive officer will be reduced by the minimum amount necessary to ensure the named executive officer will not be subject to such excise tax and the Company will not be denied any such deduction.
Loyalty and Confidentiality Agreements executed in connection with our executive transition agreements provide noncompetition and non-solicitation provisions for the benefit of the Company that remain in effect during the period of employment and an additional period of one-and-a-half to two years thereafter.
Termination in Conjunction with a Change in Control
If the named executive officer’s employment is terminated within the period beginning six months prior to a change in control and ending 24 months following a change in control of us without “cause” or by the named executive officer for “good reason,” the named executive officer will be entitled to receive the severance payments and benefits as described below:
•
unpaid but earned base salary through the date of termination;

•
the Pro Rata Bonus applicable to such named executive officer;

•
2.0x the named executive officer’s highest annual rate of salary during the 24 months preceding such termination (and, for Mr. Blasquez, his average annual bonus for the two preceding calendar years), payable in a lump sum in cash within 10 business days following the later of such termination or the change in control; and

•
continued health insurance coverage for the named executive officer and the named executive officer’s spouse and covered dependents for an extended period of up to 24 months.

If the named executive officer’s employment is terminated in connection with a change in control due to disability or death, or for “cause” or without “good reason,” the named executive officer will be entitled to receive the same severance payments and benefits as described above (not in connection with a change in control) with respect to a termination due to disability or death or for “cause,” respectively. If payments would subject the named executive officer to excise tax under Section 4999 of the Code, or the Company would be denied a deduction under Section 280G of the Code, then the amounts otherwise payable to the named executive officer will be reduced by the minimum amount necessary to ensure the named executive officer will not be subject to such excise tax and the Company will not be denied any such deduction.
Under each of the executive transition agreements, a “change in control” would generally occur upon any of the following:
•
any person becomes the beneficial owner of 40% or more of the combined voting power of our then outstanding voting securities;

•
a consolidation, merger or reorganization of us, unless (i) our stockholders immediately prior to such transaction own at least a majority of the voting power of the outstanding voting securities of the resulting entity, (ii) the members of our Board immediately prior to the execution of the agreement providing for such a transaction constitute a majority of the board of directors of the surviving corporation or of its majority stockholder, and (iii) no person beneficially owns more than 40% of the combined voting power of the then outstanding voting securities of the surviving corporation other than a person who is (a) us or a subsidiary of us, (b) an employee benefit plan maintained by us, the surviving corporation or any subsidiary, or (c) the beneficial owner of 40% or more of the combined voting power of our outstanding voting securities immediately prior to such transaction;

•
individuals who constitute our entire Board (the “Incumbent Board”) cease to constitute a majority of our Board, provided that anyone who becomes a director and whose appointment or nomination for election was approved by at least two-thirds of our directors at the time shall be considered as though such individual were a member of the Incumbent Board; or

•
a complete liquidation or dissolution of us, or a sale or other disposition of all or substantially all of our assets (other than to an entity described in the second bullet point above).

UPBOUND GROUP, INC. - 2024 Proxy Statement39

COMPENSATION DISCUSSION AND ANALYSIS

Loyalty and Confidentiality Agreements executed in connection with our executive transition agreements provide non-competition and non-solicitation provisions for the benefit of the Company that remain in effect during the period of employment and an additional period of one-and-a-half to two years thereafter.
Arrangements with Respect to Long-Term Incentive Plans
RSUs
Pursuant to restricted stock unit award agreements under the 2021 Plan, if the award holder’s employment with us is terminated because of death or disability, then any unvested restricted stock units will vest on the date of such termination of employment. In addition, upon the termination of the award holder’s employment or other service with us for any reason other than disability or death or a change-in-control, any unvested restricted stock units will thereupon terminate and be canceled.
PSUs
Pursuant to performance stock unit award agreements under the 2021 Plan, if the award holder’s employment with us is terminated because of death or disability, then any unvested performance stock units will vest on a pro-rata basis at target (as determined by the Compensation Committee) on the date of such termination of employment. In addition, upon the termination of the award holder’s employment or other service with us for any reason other than disability or death or a change-in-control, any unvested performance stock units will thereupon terminate and be canceled.
Options
Pursuant to stock option agreements under the 2021 Plan, if the award holder’s employment with us is terminated because of death or disability, any options that are vested and exercisable on the date of termination will remain exercisable for 12 months thereafter, but not beyond the term of the agreement. If the award holder’s employment is terminated by us for “cause,” then the options (whether or not then vested and exercisable) will immediately terminate and cease to be exercisable. If the award holder’s employment with us is terminated for any other reason, any options that are vested and exercisable as of the date of termination will remain exercisable for three months thereafter, but not beyond the term of the agreement.
“Double Trigger” Change-in-Control Provisions
The 2021 Plan provides for double-trigger vesting of awards upon a qualifying termination in connection with a change in control. If an award holder’s employment or other service is terminated by the Company or any successor entity thereto without “cause” or by the award holder for “good reason” (as each such term is defined in the applicable award agreement or an award holder’s executive transition agreement or employment agreement, if applicable) upon or within two (2) years after a “change in control” (as defined in the 2021 Plan), (1) each award granted to such award holder prior to such change in control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable as of the date of such termination of employment or other service, and (2) any shares deliverable pursuant to stock units will be delivered promptly (but no later than fifteen (15) days) following such termination.
As of the change in control date, any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level through the change in control date for all open performance periods and will cease to be subject to any further performance conditions but will continue to be subject to time-based vesting following the change in control in accordance with the original vesting and/or performance period and subject to the provisions of clause (1) in the paragraph above.
Under the 2021 Plan, a “change in control” means the occurrence of any of the following:
(i)
any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 30% or more of the combined voting power of the then outstanding securities of the Company eligible to vote for the election of the members of the Board (the “Company Voting Securities”), unless (A) such person is the Company, (B) such person is an employee benefit plan (or a trust which is a part of such a plan) which provides benefits exclusively to, or on behalf of, employees or former employees of the Company, (C) such person is the award holder, an entity controlled by the award holder or a group which includes the award holder, or (D) such person acquired such securities in a Non-Qualifying Transaction (as defined in clause (iv) below);

40UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(ii)
during any period of not more than twelve (12) months, individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company’s proxy statement in which such person is named as a nominee for director, without written objection to such nomination) will be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;

(iii)
any dissolution or liquidation of the Company or any sale or the disposition of all or substantially all of the assets or business of the Company; or

(iv)
the consummation of any reorganization, merger, consolidation or share exchange or similar form of corporate transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of  (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity); and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this clause (iv) will be deemed to be a “Non-Qualifying Transaction”).

Policies and Risk Mitigation

Compensation-Related Risk
The Compensation Committee believes that the design of our compensation programs, including our executive compensation program, does not encourage our executives or employees to take unnecessary and excessive risks and that the risks arising from these programs are not reasonably likely to have a material adverse effect on us. The Compensation Committee considered the following factors in making that determination:
•
The allocation among the components of direct annual compensation provides an appropriate balance between annual and long-term incentives and between fixed and performance-based compensation.

•
The performance measures and the multi-year vesting features of the long-term equity incentive compensation component encourage participants to seek sustainable growth and value creation.

•
Inclusion of share-based compensation through the long-term equity incentive compensation component encourages appropriate decision-making that is aligned with the long-term interests of our stockholders.

•
Our annual cash incentive program and the awards of restricted stock with performance-based vesting contain provisions with respect to our achievement of the applicable performance target such that each participant may receive either (1) an additional payout pursuant to such award in the event that we exceed the applicable performance target, or (2) none or only a portion of the target payout pursuant to such award in the event that we approach, yet fail to achieve, the target level of performance.

•
The various governance policies we have adopted to align the interests of our top management with those of our stockholders and to motivate sustainable growth, including equity ownership guidelines, hedging and pledging restrictions and our clawback policy, as described below.

•
We maintain a values-driven, ethics-based culture supported by a strong tone at the top.

UPBOUND GROUP, INC. - 2024 Proxy Statement41

COMPENSATION DISCUSSION AND ANALYSIS

Equity Ownership Guidelines
We believe that our Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents should have a meaningful financial stake in the Company to ensure that their interests are aligned with those of our stockholders. To that end, in December 2020, the Board adopted new equity ownership guidelines to define our expectations for our Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents, which replaced our prior equity ownership guidelines. Under these guidelines, our Chief Executive Officer, executive vice presidents, senior vice presidents and vice presidents are expected to own shares of our common stock having a value equal to a designated multiple of his or her annual base salary by the later of  (1) December 1, 2025 and (2) five years after the date on which he or she was appointed to his or her position.
Executive Positions	Ownership Requirement
Chief Executive Officer	5 times annual base salary
Executive Vice President	3 times annual base salary
Shares of our common stock that count toward meeting the foregoing equity ownership requirements include:
•
shares of our common stock directly or indirectly beneficially owned outright, including as a result of fully vested awards from previous grants to the executive by the Company;

•
shares of our common stock held through any Company benefit plan, including the Company’s 401(k) plan, Non-Qualified Deferred Compensation Plan or any employee stock purchase plan; and

•
unvested time-based restricted stock awards or restricted stock units granted to the executive by the Company.

Neither (i) unvested performance-based stock awards or performance stock units, nor (ii) unexercised stock options (whether vested or unvested) count toward meeting the equity ownership requirements.
Hedging and Pledging Restrictions
Our insider trading policy prohibits our directors, officers and employees, and members of their households, certain of their family members and certain other natural or legal persons or entities (i) whose management responsibilities are discharged by, (ii) who are directly or indirectly controlled by or (iii) whose economic interests are substantially equivalent to those of any of the foregoing persons, from engaging in hedging, monetization or options transactions related to our securities or transactions involving any derivative security of the Company or other financial instruments that provide the economic equivalent of ownership of our common stock or an opportunity, whether direct or indirect, to profit from any change in the value of our common stock, such as prepaid variable forward contracts, puts, calls, equity swaps, credit default swaps and collars.
In addition, our insider trading policy prohibits (i) short sales of any securities of the Company, including through any “sale against the box” (sales with delayed delivery) and (ii) the holding of securities of the Company in a margin account or pledging securities of the Company as collateral for a loan, in each case unless they are treated as non-marginable by the brokerage firm.
Clawback Policy
In accordance with the rules adopted by the SEC and Nasdaq, our Board has adopted an amended clawback policy effective as of December 1, 2023 that requires the Company to recover any compensation that is granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure in the event that the Company is required to prepare a financial restatement to correct a material error. This clawback policy replaced the Company’s previous clawback policy, which was adopted in September 2022.
Compensation Committee Interlocks and Insider Participation

Messrs. Hetrick, Lewis and Silver and Ms. You each served as members of the Compensation Committee for all or a portion of 2023. Each such member is, or former member (in the cases of Messrs. Hetrick and Silver) was, independent and no member of the Compensation Committee (1) has ever been employed by us, as an officer or otherwise, or (2) has or had any relationships requiring disclosure in this proxy statement pursuant to Item 404(a) of Regulation S-K.
In addition, during 2023, none of our executive officers served as a member of the compensation or similar committee or as a member of the board of directors of any other entity having an executive officer that also served on the Compensation Committee or Board of Upbound.

42UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Section 162(m)

Section 162(m) of the Code generally prohibits a federal income tax deduction to public companies for compensation over $1,000,000 paid to a “covered employee.” A “covered employee” includes (a) the Chief Executive Officer, (b) the Chief Financial Officer, (c) the three other most highly compensated executive officers, and (d) any individual who was a covered employee for any taxable year beginning after December 31, 2016. The Compensation Committee is not limited to paying compensation that is fully deductible and may determine it is appropriate to provide compensation that may exceed deductibility limits in order to recognize performance, meet market demands, retain key executives, and take into account other appropriate considerations.
Compensation Committee Report

The material in this Report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation by reference language in such filing.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management and, based upon such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement on Schedule 14A related to the 2024 Annual Meeting, for filing with the SEC.
COMPENSATION COMMITTEE
Glenn Marino, Chairman
Molly Langenstein
Harold Lewis
Jen You

UPBOUND GROUP, INC. - 2024 Proxy Statement43

COMPENSATION TABLES
The following compensation tables in this proxy statement have been prepared pursuant to SEC rules. Although some amounts (e.g., salary, bonus and non-equity incentive plan compensation) represent actual dollars paid to a named executive officer, other amounts are estimates based on certain assumptions about future circumstances (e.g., payments upon termination of a named executive officer’s employment) or may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received by the named executive officer (e.g., dollar values of stock awards and option awards). The footnotes and other explanations to the Summary Compensation table and the other tables herein contain important estimates, assumptions and other information regarding the amounts set forth in the tables and should be considered together with the quantitative information in the tables.
Summary Compensation Table

The following table summarizes the compensation earned by our named executive officers in fiscal year 2023, as well as the compensation earned by such individuals in each of fiscal year 2022 and fiscal year 2021, if serving as a named executive officer during that time. Except for a one-time signing bonus for Mr. Karam (which was paid in two equal installments in each of 2022 and 2023) and a one-time signing bonus for Mr. Gautam (which was paid in two installments in 2023 and 2024), our named executive officers were not entitled to receive payments that would be characterized as “Bonus” payments for purposes of the Summary Compensation Table for 2023, 2022 and 2021.
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Mitchell Fadel Chief Executive Officer	2023	$1,100,000	$—	$6,502,656	$—	$2,138,400	$49,995	$9,791,051
	2022	$1,100,000	$—	$5,116,846	$—	$—	$63,204	$6,280,050
	2021	$1,078,846	$—	$9,296,543(8)	$—	$1,900,800	$65,496	$12,341,685
Fahmi Karam(4)(5) Executive Vice President - Chief Financial Officer	2023	$1,000,000	$500,000	$3,561,176	$—	$864,008	$41,947	$5,967,131
	2022	$153,846	$500,000	$1,999,992	$—	$—	$—	$2,653,838
Anthony Blasquez Executive Vice President - Rent-A-Center	2023	$444,554	$—	$897,446	$—	$388,800	$33,236	$1,764,036
	2022	$422,931	$—	$477,942	$—	$—	$27,295	$928,168
	2021	$397,308	$—	$751,418(8)	$—	$288,640	$12,189	$1,449,555
Tyler Montrone(4)(6) Executive Vice President - Acima	2023	$440,385	$—	$897,446	$—	$388,800	$35,504	$1,762,135
Sudeep Gautam(4)(6)(7) Executive Vice President - Chief Technology and Digital Officer	2023	$424,039	$200,000	$576,933	$—	$583,200	$24,514	$1,808,686

(1)
The amounts reflected in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for each award of stock option, restricted stock unit and performance stock unit awards in 2023, 2022 and 2021 to the applicable named executive officer. Assumptions used in the calculation of these amounts are included in Note O to our audited financial statements for our fiscal year ended December 31, 2023, included in our 2023 Form 10-K and our Annual Reports on Form 10-K for prior years.

For performance stock unit awards granted in February 2023, the maximum performance shares payable, and corresponding maximum aggregate value based on the grant date fair value of such awards, are (i) 317,842 shares and $10,266,297 for Mr. Fadel, (ii) 174,066 shares and $5,622,332 for Mr. Karam, (iii) 43,866 shares and $ 1,416,872 for Mr. Blasquez, (iv) 43,866 shares and $1,416,872 for Mr. Montrone and (v) 28,200 shares and $910,860 for Mr. Gautam.
(2)
Represents the cash awards which were payable under our annual cash incentive program with respect to services for the year indicated.None of our named executive officers in the 2022 annual cash incentive program received any bonus plan payout with respect to the 2022 performance year, as described in the section “Compensation Discussion and Analysis — Annual Cash Incentive Compensation” in the Company’s 2023 proxy statement.

(3)
For 2023, represents the compensation as described in the “All Other Compensation” table below.

(4)
2021 compensation is not shown for Messrs. Karam, Montrone and Gautam because they were not named executive officers for 2021.

(5)
Mr. Karam joined the Company and was named Executive Vice President — Chief Financial Officer effective as of October 31, 2022. Mr. Karam received a signing bonus pursuant to his offer letter of  $1,000,000, 50% of which was paid in 2022 and the remaining 50% of which was paid in 2023. In determining the signing bonus, the Compensation Committee considered that Mr. Karam joined the Company late in 2022 and would not be eligible for a 2022 annual incentive bonus.

(6)
2022 compensation is not shown for Messrs. Montrone and Gautam because they were not named executive officers for 2022.

(7)
Mr. Gautam joined the Company and was named Executive Vice President — Chief Technology and Digital Officer effective as of January 16, 2023. Mr. Gautam received a signing bonus pursuant to his offer letter of  $300,000, two thirds of which was paid in 2023 and the remaining one third of which was paid in 2024 and is subject to repayment in the event of certain terminations of Mr. Gautam’s

44UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION TABLES

employment within the first 18 months of his employment. In determining the signing bonus, the Compensation Committee considered the foregone compensation opportunities at Mr. Gautam’s former employer.
(8)
These amounts reflect the aggregate grant date fair value of restricted stock unit and performance stock unit awards granted in 2021 and the incremental change in fair value as of stockholder approval of our 2021 Plan, each computed in accordance with FASB ASC Topic 718. These amounts have been updated from disclosures in the Company’s Definitive Proxy Statements filed on April 25, 2023 and April 25, 2022, which inadvertently did not reflect the incremental change in fair value as of stockholder approval of our 2021 Plan.

All Other Compensation
The following table provides information regarding each component of compensation for 2023 included in the All Other Compensation column in the Summary Compensation Table above.
Name	Company Matching Contributions(1)	Value of Insurance Premiums(2)	Other(3)	Total
Mitchell Fadel	$9,335	$35,954	$4,706	$49,995
Fahmi Karam	$11,827	$19,039	$11,081	$41,947
Anthony Blasquez	$7,844	$21,848	$3,544	$33,236
Tyler Montrone	$8,473	$22,008	$5,023	$35,504
Sudeep Gautam	$—	$15,382	$9,132	$24,514

(1)
Represents contributions or other allocations made by us to our 401(k) Retirement Savings Plan and/or Deferred Compensation Plan.

(2)
Represents premiums paid by the Company for medical, long-term disability and life insurance.

(3)
Represents fees paid by us for an annual executive physical examination. Mr. Karam’s “Other” also includes COBRA assistance provided during the waiting period for eligibility for Company medical benefits.

UPBOUND GROUP, INC. - 2024 Proxy Statement45

COMPENSATION TABLES

Grants of Plan-Based Awards

The table below sets forth information about plan-based awards granted to the named executive officers during 2023 under the 2023 annual cash incentive program and the 2021 Plan.
Name	Grant Date	Committee Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Mitchell Fadel
Short-Term Incentive	—	2/9/2023	$148,500	$1,485,000	$2,970,000	—	—	—	—	—	—	—	—
Restricted Stock Units	2/24/2023	2/9/2023	—	—	—	—	—	—	51,082	—	—	$26.78	$1,369,508
Performance Stock Units	2/24/2023	2/9/2023	—	—	—	0	158,921	317,842	—	—	—	$26.78	$5,133,148
Fahmi Karam
Short-Term Incentive	—	2/9/2023	$60,000	$600,000	$1,200,000	—	—	—	—	—	—	—	—
Restricted Stock Units	2/24/2023	2/9/2023	—	—	—	—	—	—	27,975	—	—	$26.78	$750,010
Performance Stock Units	2/24/2023	2/9/2023	—	—	—	0	87,033	174,066	—	—	—	$26.78	$2,811,166
Anthony Blasquez
Short-Term Incentive	—	2/9/2023	$27,000	$270,000	$540,000	—	—	—	—	—	—	—	—
Restricted Stock Units	2/24/2023	2/9/2023	—	—	—	—	—	—	7,050	—	—	$26.78	$189,011
Performance Stock Units	2/24/2023	2/9/2023	—	—	—	0	21,933	43,866	—	—	—	$26.78	$708,436
Tyler Montrone
Short-Term Incentive	—	2/9/2023	$27,000	$270,000	$540,000	—	—	—	—	—	—	—	—
Restricted Stock Units	2/24/2023	2/9/2023	—	—	—	—	—	—	7,050	—	—	$26.78	$189,011
Performance Stock Units	2/24/2023	2/9/2023	—	—	—	0	21,933	43,866	—	—	—	$26.78	$708,436
Sudeep Gautam
Short-Term Incentive	—	2/9/2023	$40,500	$405,000	$810,000	—	—	—	—	—	—	—	—
Restricted Stock Units	2/24/2023	2/9/2023	—	—	—	—	—	—	4,532	—	—	$26.78	$121,503
Performance Stock Units	2/24/2023	2/9/2023	—	—	—	0	14,100	28,200	—	—	—	$26.78	$455,430

(1)
These columns show the potential value of the payout of the annual cash incentive bonuses for 2023 performance for each named executive officer if the threshold, target and maximum performance levels are achieved. The potential payout is performance-based and driven by company performance. The actual amount of the annual cash incentive bonuses paid for 2023 performance is shown in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

(2)
Represents performance-based restricted stock units that vest depending on our relative TSR performance over a three-year measurement period as compared to the S&P 1500 Specialty Retail Index and if the named executive officer remains an employee through the end of such vesting period. The issuance of the stock underlying the performance-based restricted stock units granted to our named executive officers will range from a minimum of zero shares if our relative TSR performance is below the 25th percentile, to the maximum number of shares if our relative TSR performance ranks at least the 90th percentile.

(3)
Represents restricted stock units that vest ratably over a three-year period of continuous employment with us from February 24, 2023.

(4)
See footnote 1 to the “Summary Compensation Table” for a description of the method used to determine the grant date fair value of stock and option awards. This value may differ from the value represented in the “Summary Compensation Table” due to rounding.

46UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION TABLES

Outstanding Equity Awards at Fiscal Year End

The following table provides information regarding stock options and restricted stock units held by the named executive officers that were outstanding at December 31, 2023.
Name	OPTION AWARDS				STOCK AWARDS
	Number of Securities Underlying Unexercised Options - Exercisable	Number of Securities Underlying Unexercised Options - Unexercisable	Option Exercise Price	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Mitchell Fadel	80,197	—	$8.22	2/23/2028	8,498(3)	$288,677
	75,027	—	$20.87	4/1/2029	31,586(4)	$1,072,976
	90,743	30,248(2)	$24.77	2/26/2030	51,082(5)	$1,735,256
	—	—	—	—	77,768(6)	$2,641,779
	—	—	—	—	146,667(7)	$4,982,278
	—	—	—	—	158,921(8)	$5,398,546
Fahmi Karam	—	—	—	—	62,716(9)	$2,130,463
	—	—	—	—	27,975(5)	$950,311
	—	—	—	—	87,033(8)	$2,956,511
Anthony Blasquez	3,739	1,246(2)	$24.77	2/26/2030	687(3)	$23,337
	7,500	2,500(10)	$26.62	7/1/2030	2,951(4)	$100,245
	—	—	—	—	7,050(5)	$239,489
	—	—	—	—	6,286(6)	$213,535
	—	—	—	—	13,700(7)	$465,389
	—	—	—	—	21,933(8)	$745,064
Tyler Montrone	—	—	—	—	912(3)	$30,981
	—	—	—	—	3,391(4)	$115,192
	—	—	—	—	7,050(5)	$239,489
	—	—	—	—	8,348(6)	$283,582
	—	—	—	—	15,743(7)	$534,790
	—	—	—	—	21,933(8)	$745,064
Sudeep Gautam	—	—	—	—	4,532(5)	$153,952
	—	—	—	—	14,100(8)	$478,977

(1)
Calculated by reference to the closing price for shares of our common stock on the Nasdaq Global Select Market on December 29, 2023, which was $33.97.

(2)
These options to purchase shares of our common stock vested on February 26, 2024.

(3)
Represents the number of shares of our common stock that vested and became issuable pursuant to the time-based restricted stock unit awards upon the named executive officer’s completion of three years of continuous employment with us from February 26, 2021.

(4)
Represents the number of shares of our common stock that will vest and become issuable pursuant to the time-based restricted stock unit awards upon the named executive officer’s completion of three years of continuous employment with us from February 25, 2022.

(5)
Represents the number of shares of our common stock that will vest and become issuable pursuant to the time-based restricted stock unit awards upon the named executive officer’s completion of three years of continuous employment with us from February 24, 2023.

(6)
Represents the number of shares of our common stock that vested and became issuable pursuant to the performance-based restricted stock unit awards based on our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ended December 31, 2023, so long as the named executive officer remained an employee through December 31, 2023. Our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ended December 31, 2023, ranked at the 32nd percentile, which resulted in 50% of the shares vesting.

(7)
Represents the number of shares of our common stock that may vest and become issuable pursuant to the performance-based restricted stock unit awards based on our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ending December 31, 2024, so long as the named executive officer remains an employee through December 31, 2024.

UPBOUND GROUP, INC. - 2024 Proxy Statement47

COMPENSATION TABLES

(8)
Represents the number of shares of our common stock that may vest and become issuable pursuant to the performance-based restricted stock unit awards based on our relative TSR performance as compared to the S&P 1500 Specialty Retail Index for the three-year period ending December 31, 2025, so long as the named executive officer remains an employee through December 31, 2025.

(9)
Represents the number of shares of our common stock that will vest and become issuable pursuant to the time-based restricted stock unit awards upon the named executive officer’s completion of three years of continuous employment with us from November 4, 2022.

(10)
These options to purchase shares of our common stock vest on July 1, 2024.

48UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION TABLES

Option Exercises and Stock Vested

The following table reflects certain information with respect to options exercised by our named executive officers during the 2023 fiscal year, as well as applicable stock awards that vested during the 2023 fiscal year:
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Mitchell Fadel	—	$—	124,321	$3,337,933
Fahmi Karam	—	$—	31,357	$893,518
Anthony Blasquez	8,881	$180,255	6,260	$167,294
Tyler Montrone	—	$—	2,555	$66,975
Sudeep Gautam	—	$—	—	$—
Non-Qualified Deferred Compensation

The Upbound Group, Inc. Deferred Compensation Plan is an unfunded, non-qualified deferred compensation plan for a select group of our key management personnel and highly compensated employees. The Deferred Compensation Plan first became available to eligible employees in July 2007, with deferral elections taking effect as of August 3, 2007. The Deferred Compensation Plan allows participants to defer up to 50% of their base compensation and up to 100% of any bonus compensation. Participants may invest the amounts deferred in measurement funds that are the same funds offered as the investment options in our 401(k) Retirement Savings Plan. We may make discretionary contributions to the Deferred Compensation Plan, which are subject to a two-year graded vesting schedule based on the participant’s years of service with us. Consistent with last year, we made matching contributions in 2023 of 50% of the employee’s aggregate contributions to the Deferred Compensation Plan and the 401(k) Retirement Savings Plan, up to an amount not to exceed 6% of such employee’s compensation. These matching contributions are allocated to each of the Deferred Compensation Plan and the 401(k) Retirement Savings Plan based on the participant’s contributions to the respective plan for the year and, as a result, such allocations may vary year-to-year. We are obligated to pay the deferred compensation amounts in the future in accordance with the terms of the Deferred Compensation Plan.
The following table provides information for the named executive officers regarding contributions, earnings and balances for our Deferred Compensation Plan:
Name	Executive Contributions in FY 2023(1)	Registrant Contributions in FY 2023(1)(2)	Aggregate Earnings in FY 2023	Aggregate Withdrawals/ Distributions	Aggregate Balance at FYE 2023(3)
Mitchell Fadel	$66,000	$635(4)	$90,400	$—	$676,434
Fahmi Karam	$—	$—	$—	$—	$—
Anthony Blasquez	$—	$—	$1,844	$—	$7,137
Tyler Montrone	$—	$—	$—	$—	$—
Sudeep Gautam	$—	$—	$—	$—	$—

(1)
The entirety of the executive contributions and registrant contributions are reported in the “Summary Compensation Table” above as compensation of the named executive officer for the year ended December 31, 2023.

(2)
Represents matching contributions or other allocations made by us under our Deferred Compensation Plan which amount was also reported as compensation in the table appearing in the section “Compensation Tables — Summary Compensation Table” above in this proxy statement.

(3)
Of these amounts, the following aggregate amounts are reported in the “Summary Compensation Table” above as compensation of the named executive officer for the years ended December 31, 2023, 2022 and 2021: Mr. Fadel — $243,426 and Mr. Blasquez — $0. Messrs. Karam, Montrone and Gautam are not participants in the Deferred Compensation Plan.

(4)
Reflects our matching contribution to the Deferred Compensation Plan in respect of Mr. Fadel’s contributions to such plan in 2023. Our other matching contributions were made to the 401(k) Retirement Savings Plan in respect of Mr. Fadel’s contributions to such plan in 2023.

UPBOUND GROUP, INC. - 2024 Proxy Statement49

COMPENSATION TABLES

No Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans.
Potential Payments and Benefits Upon Termination Without a Change in Control

The following table provides quantitative disclosure of the estimated payments that would be made under the severance agreements to the named executive officers, as well as the amounts our named executive officers would receive upon the exercise of the equity and cash awards held by them on December 31, 2023, the last day of our fiscal year 2023, assuming that:
•
each named executive officer’s employment with us was terminated on December 31, 2023, and was not in connection with an event which constituted a “change in control” or an “exchange transaction” under any agreement or plan described above;

•
amounts payable to each named executive officer would not subject such person to excise tax under Section 4999 of the Code and the Company would not be denied a deduction under Section 280G of the Code;

•
the base salary earned by each named executive officer for his or her services to us through December 31, 2023 has been fully paid to such named executive officer;

•
the Board determined that the annual bonus for 2023 that would have been earned by each of Messrs. Karam, Blasquez, Montrone and Gautam was equal to the actual bonus awarded to such named executive officer for 2023;

•
to the extent not otherwise terminated in connection with the named executive officer’s termination, each of our named executive officers sold the shares of our common stock underlying their previously unvested performance stock units, at the target level of performance, and restricted stock units at the closing price for shares of our common stock on the Nasdaq Global Select Market on December 29, 2023, which was $33.97; and

•
any outstanding equity-based awards held by our named executive officers that vested prior to December 31, 2023 were exercised and distributed prior to December 31, 2023.

Name	Cash Severance Payout	Continuation of Medical Benefits(1)	Acceleration of Outstanding Awards	Total Termination Benefits
Mitchell Fadel
Termination by Us without “Cause” or by Mr. Fadel for “Good Reason”	$5,170,000	$30,418	—	$5,200,418
Termination by Us for “Cause” or by Mr. Fadel without “Good Reason”	—	—	—	—
Termination due to Mr. Fadel’s disability or death(2)	—	$30,418	$10,881,178	$10,911,596
Termination by Mr. Fadel for Reason other than disability, death or for “Good Reason”	—	—	—	—
Fahmi Karam
Termination by Us without “Cause” or by Mr. Karam for “Good Reason”	$2,364,008	$35,048	—	$2,399,056
Termination by Us for “Cause” or by Mr. Karam without “Good Reason”	—	—	—	—
Termination due to Mr. Karam’s disability or death	$864,008	$23,365	$4,065,291	$4,952,664
Termination by Mr. Karam for Reason other than disability or death or for “Good Reason”	—	—	—	—

50UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION TABLES

Name	Cash Severance Payout	Continuation of Medical Benefits(1)	Acceleration of Outstanding Awards	Total Termination Benefits
Anthony Blasquez
Termination by Us without “Cause” or by Mr. Blasquez for “Good Reason”	$1,280,280	$35,048	—	$1,315,328
Termination by Us for “Cause” or by Mr. Blasquez without “Good Reason”	—	—	—	—
Termination due to Mr. Blasquez’s disability or death	$388,800	$23,365	$1,135,128	$1,547,293
Termination by Mr. Blasquez for Reason other than disability or death or for “Good Reason”	—	—	—	—
Tyler Montrone
Termination by Us without “Cause” or by Mr. Montrone for “Good Reason”	$1,063,800	$35,048	—	$1,098,848
Termination by Us for “Cause” or by Mr. Montrone without “Good Reason”	—	—	—	—
Termination due to Mr. Montrone’s disability or death	$388,800	$23,365	$1,034,566	$1,446,731
Termination by Mr. Montrone for Reason other than disability or death or for “Good Reason”	—	—	—	—
Sudeep Gautam
Termination by Us without “Cause” or by Mr. Gautam for “Good Reason”	$1,258,200	$35,048	—	$1,293,248
Termination by Us for “Cause” or by Mr. Gautam without “Good Reason”	—	—	—	—
Termination due to Mr. Gautam’s disability or death	$583,200	$23,365	$313,451	$920,016
Termination by Mr. Gautam for Reason other than disability or death or for “Good Reason”	—	—	—	—

(1)
The amounts listed herein reflect the value of medical insurance coverage that would be extended to a named executive officer following termination; provided, however, such named executive officer would continue to be responsible for normal employee premium contributions.

(2)
Per the terms of his employment agreement, upon a termination due to Mr. Fadel’s disability or death without a change in control, Mr. Fadel receives a pro-rata bonus calculated based upon his bonus amount from the previous year, and no bonus was paid for 2022.

Potential Payments and Benefits Upon Termination With a Change in Control

The following table provides quantitative disclosure of the estimated payments that would be made under the employment or severance agreements to our named executive officers, as of December 31, 2023, the last day of our fiscal year 2023, assuming that:
•
each named executive officer’s employment with us was terminated and an event which constituted a “change in control” or an “exchange transaction” under any agreement or plan described above both occurred on December 31, 2023;

•
amounts payable to each named executive officer would not subject such person to excise tax under Section 4999 of the Code and the Company would not be denied a deduction under Section 280G of the Code;

•
the base salary earned by each named executive officer for his or her services to us through December 31, 2023 has been fully paid to such named executive officer;

•
the Board determined that the annual bonus for 2023 that would have been earned by each of Messrs. Fadel, Karam, Blasquez, Montrone and Gautam was equal to the actual bonus awarded to such named executive officer for 2023;

•
with respect to equity-based awards awarded pursuant to the 2021 Plan and certain prior equity plans, the Board does not direct such outstanding awards to be converted into awards with respect to shares of stock following the change in control or exchange;

•
any outstanding equity-based awards held by our named executive officers that vested prior to December 31, 2023 were exercised and distributed prior to December 31, 2023; and

•
to the extent not otherwise terminated in connection with the named executive officer’s termination, each of our named executive officers sold the shares of our common stock underlying their previously unvested equity-based awards (at the

UPBOUND GROUP, INC. - 2024 Proxy Statement51

COMPENSATION TABLES

target level of performance for performance stock units) at the closing price for shares of our common stock on the Nasdaq Global Select Market on December 29, 2023.
Name	Cash Severance Payout	Continuation of Medical Benefits(1)	Acceleration of Outstanding Awards	Total Termination Benefits
Mitchell Fadel
Termination by Us without “Cause” or by Mr. Fadel for “Good Reason”	$5,170,000	$30,418	$16,397,794	$21,598,212
Termination by Us for “Cause” or by Mr. Fadel without “Good Reason”	—	—	—	—
Termination due to Mr. Fadel’s disability or death(2)	—	$30,418	$16,397,794	$16,428,212
Fahmi Karam
Termination by Us without “Cause” or by Mr. Karam for “Good Reason”	$2,864,008	$46,731	$6,037,284	$8,948,023
Termination by Us for “Cause” or by Mr. Karam without “Good Reason”	—	—	—	—
Termination due to Mr. Karam’s disability or death	$864,008	$46,731	$6,037,284	$6,948,023
Anthony Blasquez
Termination by Us without “Cause” or by Mr. Blasquez for “Good Reason”	$1,577,440	$46,731	$1,816,898	$3,441,069
Termination by Us for “Cause” or by Mr. Blasquez without “Good Reason”	—	—	—	—
Termination due to Mr. Blasquez’s disability or death	$388,800	$46,731	$1,816,898	$2,252,429
Tyler Montrone
Termination by Us without “Cause” or by Mr. Montrone for “Good Reason”	$1,288,800	$46,731	$1,949,097	$3,284,628
Termination by Us for “Cause” or by Mr. Montrone without “Good Reason”	—	—	—	—
Termination due to Mr. Montrone’s disability or death	$388,800	$46,731	$1,949,097	$2,384,628
Sudeep Gautam
Termination by Us without “Cause” or by Mr. Gautam for “Good Reason”	$1,483,200	$46,731	$632,929	$2,162,860
Termination by Us for “Cause” or by Mr. Gautam without “Good Reason”	—	—	—	—
Termination due to Mr. Gautam’s disability or death	$583,200	$46,731	$632,929	$1,262,860

(1)
The amounts listed herein reflect the value of medical insurance coverage that would be extended to a named executive officer following termination; provided, however, such named executive officer would continue to be responsible for normal employee premium contributions.

(2)
Per the terms of his employment agreement, upon a termination due to Mr. Fadel’s disability or death in connection with a change in control, Mr. Fadel is eligible to receive the same severance payments and benefits as described above for a termination due to Mr. Fadel’s disability or death without a change in control. Accordingly, Mr. Fadel is eligible to receive a pro-rata bonus calculated based upon his bonus amount from the previous year; however, no bonus was paid for 2022.

52UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION TABLES

Equity Compensation Plan Information

The following table sets forth certain information concerning all equity compensation plans previously approved by our stockholders and all equity compensation plans not previously approved by our stockholders as of December 31, 2023.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plan(2)
Equity compensation plans approved by security holders	655,643	$22.36	6,832,305
Equity compensation plans not approved by security holders	—	—	—
Total	655,643	$22.36	6,832,305

(1)
Reflects the weighted-average exercise price of outstanding options as of December 31, 2023. The weighted average grant date fair value of outstanding restricted stock units and performance stock units as of December 31, 2023 was $37.10.

(2)
Pursuant to the terms of the Company’s Amended 2021 Long-Term Incentive Plan, shares of common stock subject to an award that is forfeited, expires, terminates or is settled for cash (in whole or in part) will be available for future grants of awards under the plan.

CEO Pay Ratio

This section sets forth our reasonable estimate, calculated in a manner consistent with the requirements of Item 402(u) of Regulation S-K, of the ratio of the annual total compensation for fiscal year 2023 of our Chief Executive Officer to that of the median of the annual total compensation for all of our other employees (the “CEO Pay Ratio”). Please note that due to the flexibility in estimates, assumptions and adjustments permitted by the SEC in calculating such ratio, the CEO Pay Ratio may not be comparable to those presented by other companies, even other companies operating in the same industries as Upbound.
SEC rules permit identification of this median employee once every three years. As such, the median compensation amount for 2023 reflects the 2023 “per annum total compensation” of the employee we identified as of December 31, 2022, given that there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.
Our median employee identified using the assumptions and methodologies described above was located in Texas and served in an hourly position as a Customer Account Representative.
The 2023 annual total compensation of our median employee, calculated using the same methodology used to calculate the same metric for our named executive officers in the Summary Compensation Table in this proxy statement, was $34,439. Comparing this to our Chief Executive Officer’s 2023 annual total compensation of  $9,791,051, we estimate that the CEO Pay Ratio was approximately 284:1. This reflects an increase from the CEO Pay Ratio in 2022, which was approximately 181:1, as none of our executive officers received a bonus in 2022 due to the Company’s annual financial performance.
Historical Pay Versus Performance Disclosure

Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, the following disclosure is provided about the relationship between executive compensation and the Company’s performance on select financial metrics. For information about how our executive compensation program is designed to align with the Company’s performance, please read the “Compensation Discussion and Analysis” above in this proxy statement. The amounts in the table below are calculated in accordance with SEC rules and do not all represent amounts actually earned or realized by our named executive officers (“NEOs”), including with respect to RSUs and PSUs.
The table below presents the compensation amounts for our CEO and non-CEO named executive officers as defined and computed in accordance with SEC rules, our financial performance as measured by TSR, net income and Adjusted EBITDA, and our peer group’s TSR, for fiscal years 2023, 2022, 2021 and 2020.

UPBOUND GROUP, INC. - 2024 Proxy Statement53

COMPENSATION TABLES

Year	CEO		Non-CEO NEOs		Value of Initial Fixed $100 Investment Based On:		Net Income ($M)	Adjusted EBITDA(5) ($M)
	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO(1)	Average Summary Compensation Table Total for non-CEO named executive officers(2)	Average Compensation Actually Paid to non-CEO named executive officers(3)	TSR	Proxy Peer Group TSR(4)
2023	$9,791,051	$15,601,868	$2,825,497	$3,893,968	$142	$163	$(5)	$474
2022(6)	$6,280,050	$(3,792,985)	$1,742,035	$128,413	$90	$145	$12	$459
2021	$12,341,685	$25,616,911	$2,408,210	$2,962,970	$179	$177	$135	$643
2020	$9,217,950	$14,829,388	$2,263,831	$3,512,231	$140	$119	$208	$344

(1)
Compensation actually paid is the total Summary Compensation Table compensation, adjusted as set forth in the table below in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Fadel during the applicable year.

(2)
Includes the average total compensation for Messrs. Karam, Blasquez, Montrone and Gautam in 2023; for Messrs. Allred, Hogg (former Executive Vice President — Acima), Karam, Pechersky and Taylor and Ms. Short in 2022; for Messrs. Blasquez, Hogg and Pechersky and Ms. Short (former Executive Vice President — Chief Financial Officer) in 2021; and for Mr. Hogg and Mses. Short, Davids and Skula (former Executive Vice President — Franchising) in 2020. Total compensation for non-CEO named executive officers are as reported in the Summary Compensation Tables.

(3)
The table below presents a reconciliation of the average Summary Compensation Table total to the average compensation actually paid, as defined by SEC rules, to the non-CEO named executive officers: The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year.

(4)
The peer group selected is the S&P 1500 Specialty Retail Index. We use this published industry index as the comparator group to measure our relative total shareholder return for purposes of determining vesting of performance stock units granted under our long-term incentive compensation program. The peer group TSR values for 2020 and 2022 have been updated from disclosures in the Company’s Definitive Proxy Statement filed on April 25, 2023, which inadvertently transposed these numbers.

(5)
Non-GAAP financial measure. See Annex B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measure.

(6)
None of our named executive officers in the 2022 annual cash incentive program received any bonus plan payout with respect to the 2022 performance year based on the Company’s annual financial performance in 2022.

Reconciliation Tables
CEO: Mitch Fadel	2023	2022	2021	2020
Summary Compensation Table Total	$9,791,051	$6,280,050	$12,341,685	$9,217,950
Less:
Fair Value of Stock Awards Granted in the Covered Year (measured at grant date)	$6,502,656	$5,116,846	$9,296,543	$5,712,605
Fair Value of Awards Granted in Prior Year that were Forfeited during the Covered Year (measured at prior year-end)	$0	$0	$0	$0
Change in Pension Value	$0	$0	$0	$0
Plus:
Fair Value of Unvested Awards Granted in the Covered Year (measured at year-end)	$9,387,302	$3,474,280	$5,474,111	$10,034,035
Fair Value of Vested Awards Granted in the Covered Year (measured at Vesting Date)	$0	$0	$0	$0
Change in Fair Value of Unvested Awards Granted in Prior Years (measured at year-end)	$3,834,188	$(11,440,516)	$1,511,487	$1,914,269
Change in Fair Value of Vested Awards Granted in Prior Years (measured at vesting date)	$(908,017)	$3,010,047	$15,586,171	$(624,261)
Dividends Accrued on Unvested RSUs and PSUs in the Covered Year	$0	$0	$0	$0
Pension Service Costs	$0	$0	$0	$0
Total Compensation Actually Paid	$15,601,868	$(3,792,985)	$25,616,911	$14,829,388

54UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION TABLES

Non-CEO NEOs (Average)	2023	2022	2021	2020
Summary Compensation Table Total	$2,825,497	$1,742,035	$2,408,210	$2,263,831
Less:
Fair Value of Stock Awards Granted in the Covered Year (measured at grant date)	$1,483,250	$1,135,260	$1,481,514	$1,258,694
Fair Value of Awards Granted in Prior Year that were Forfeited during the Covered Year (measured at prior year-end)	$0	$1,344,060	$0	$0
Change in Pension Value	$0	$0	$0	$0
Plus:
Fair Value of Unvested Awards Granted in the Covered Year (measured at year-end)	$2,141,235	$845,162	$872,364	$2,425,918
Fair Value of Vested Awards Granted in the Covered Year (measured at Vesting Date)	$0	$0	$0	$0
Change in Fair Value of Unvested Awards Granted in Prior Years (measured at year-end)	$365,842	$(272,162)	$318,723	$162,066
Change in Fair Value of Vested Awards Granted in Prior Years (measured at vesting date)	$44,644	$292,698	$845,187	$(80,890)
Dividends Accrued on Unvested RSUs and PSUs in the Covered Year	$0	$0	$0	$0
Pension Service Costs	$0	$0	$0	$0
Total Compensation Actually Paid	$3,893,968	$128,413	$2,962,970	$3,512,231
Important Financial Metrics
As described in “Compensation Discussion and Analysis,” our executive compensation program is designed to, among other objectives, link pay to the achievement of annual performance objectives, recognize both corporate and individual performance, and attract and retain our senior executives. We believe the four items in the unranked list below represent the most important financial metrics we used to link our performance to compensation actually paid to our CEO and other NEOs for fiscal year 2023, as further described above under “Compensation Discussion and Analysis — Annual Cash Incentive Compensation” and “Compensation Discussion and Analysis — Long-Term Incentive Compensation.”
•
Adjusted EBITDA

•
Rent-A-Center Segment Revenue

•
Acima Segment Revenue

•
Relative Total Shareholder Return

Relationships Between Compensation Actually Paid and Financial Measures in Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between (i) compensation actually paid (as defined by SEC rules) to our CEO and average compensation actually paid to our other named executive officers and (ii) the Company performance measures presented in the pay versus performance table above.

UPBOUND GROUP, INC. - 2024 Proxy Statement55

COMPENSATION TABLES

Total Shareholder Return
The following chart sets forth the compensation actually paid to our CEO, the average of compensation actually paid to our Non-CEO NEOs, the Company’s cumulative TSR and the peer group’s TSR over the four most recently completed fiscal years.
Net Income
The following chart sets forth the compensation actually paid to our CEO, the average of compensation actually paid to our Non-CEO NEOs, and our net income during the four most recently completed fiscal years.

56UPBOUND GROUP, INC. - 2024 Proxy Statement

COMPENSATION TABLES

Adjusted EBITDA
The following chart sets forth the compensation actually paid to our CEO, the average of compensation actually paid to our Non-CEO NEOs, and our Adjusted EBITDA(1) during the four most recently completed fiscal years.
(1)
Non-GAAP financial measure. See Annex B for additional information regarding non-GAAP financial measures and reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measure.

UPBOUND GROUP, INC. - 2024 Proxy Statement57

PROPOSAL THREE:
ADVISORY VOTE ON EXECUTIVE
COMPENSATION
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are seeking stockholder approval of our executive compensation program and practices as disclosed in this proxy statement. As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:
•
attract, retain and motivate senior executives with competitive compensation opportunities;

•
balance short-term and long-term strategic goals;

•
align our executive compensation program with the core values identified in our mission statement; and

•
reward achievement of our financial and non-financial goals.

We urge stockholders to read the section “Compensation Discussion and Analysis” above in this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the compensation tables and related narrative disclosures in the section “Compensation Tables” above in this proxy statement, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to our recent and long-term success.
In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2024 Annual Meeting:
“RESOLVED, that the stockholders of Upbound Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers for the year ended December 31, 2023, as disclosed in the 2024 Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including Item 402 of Regulation S-K), including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.”
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will carefully take into account the outcome of the vote when considering future compensation arrangements for our named executive officers.
Our Board recommends that you vote “FOR” approval of the advisory resolution on executive compensation.

58UPBOUND GROUP, INC. - 2024 Proxy Statement

PROPOSAL FOUR:
AMENDMENT TO THE CERTIFICATE OF
INCORPORATION TO LIMIT THE LIABILITY OF
CERTAIN OFFICERS AS PERMITTED BY LAW
The Board declared advisable and adopted amendments to Article SEVENTH of the Certificate of Incorporation to provide for the elimination of monetary liability of certain officers of the company in certain limited circumstances (the “Exculpation Amendment”). The Exculpation Amendment also simplifies the existing exculpation provision related to directors of the Company set forth in Article SEVENTH of the Certificate of Incorporation by referring to the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “DGCL”) instead of specifying each instance where exculpation for directors is currently not available under the DGCL. As such, the current exculpation protections available to the directors remain unchanged as a result of the Exculpation Amendment. In addition, the Exculpation Amendment provides that if the DGCL is further amended to eliminate or limit the liability of officers or directors, the liability of such officers and directors will be limited or eliminated to the fullest extent permitted by law, as so amended. The following description is a summary only and is qualified in its entirety by reference to the text of the Exculpation Amendment as shown in the resolution below and is set forth in Annex A hereto.
In August 2022, Section 102(b)(7) was amended to allow Delaware corporations to include a provision in their certificates of incorporation that limits or eliminates the personal monetary liability of certain senior officers for breaches of their fiduciary duty of care in limited circumstances. Currently, Article SEVENTH of our Certificate of Incorporation aligns with the previous Section 102(b)(7) of the DGCL, which provided for the exculpation of directors, but not officers, from personal monetary liability for breaches of their fiduciary duty of care. To keep the exculpation provision of our Certificate of Incorporation aligned with updated Delaware law, we are proposing to amend our Certificate of Incorporation so that directors and certain senior officers will be exculpated from personal liability for monetary damages for breaching their fiduciary duty of care solely to the extent permitted by the updated Section 102(b)(7).
Consistent with the updated Section 102(b)(7), and subject to any future applicable changes to the DGCL, the Exculpation Amendment would only exculpate certain of our senior officers from personal liability for monetary damages for breaches of their duty of care in direct claims brought by stockholders against such officers. The Exculpation Amendment would not exculpate any of our officers from monetary liability for breach of their duty of care in claims brought against such officer directly by the Company itself or brought derivatively by our stockholders. Furthermore, as is the case for directors under our current Certificate of Incorporation, officers would not be exculpated from personal liability for breaches of their duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.
The officers that would be covered by this provision would be the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer, and chief accounting officer who served at any time during the course of conduct alleged in the action or proceeding to be wrongful, and any other officer identified in public filings with the SEC as the most highly compensated executive officers.
As part of its ongoing evaluation of our corporate governance practices, the Board has determined that amending the current exculpation provision to align with the updated Section 102(b)(7) strikes the appropriate balance between stockholders’ interest in officer accountability and the need for directors and officers to have appropriate protections from personal liability. The Board believes it is important to provide protection to officers to the extent permitted by the DGCL to attract and retain key executive talent. This protection has long been afforded to directors, and Delaware law now allows certain protections to be extended to certain senior officers. Adopting the Exculpation Amendment that aligns with amended Section 102(b)(7) of the DGCL could prevent protracted litigation that distracts from our primary objective of creating stockholder value over the long term. In addition, as other companies have updated their certificates of incorporation to align with amended Section 102(b)(7), and we expect other companies will continue to do so, our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not similarly do so. For these reasons, the Board believes that the proposal to amend the Certificate of Incorporation as described herein is in the best interests of the Company and its stockholders, and has unanimously adopted a resolution to amend the Certificate of Incorporation.
Accordingly, we ask our stockholders to vote on the following resolution: “RESOLVED, that the Company’s stockholders approve an amendment to the Certificate of Incorporation to amend and restate Article SEVENTH, which shall read in its entirety as follows:

UPBOUND GROUP, INC. - 2024 Proxy Statement59

PROPOSAL FOUR: AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS
AS PERMITTED BY LAW

“SEVENTH: A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”
Our Board recommends that you vote “FOR” approval of the Exculpation Amendment.

60UPBOUND GROUP, INC. - 2024 Proxy Statement

PROPOSAL FIVE:
MISCELLANEOUS AMENDMENTS TO THE
CERTIFICATE OF INCORPORATION
The Board declared advisable and adopted additional amendments to the Certificate of Incorporation to (1) provide that Board committees may be established by the Board by a majority of the quorum of the Board, (2) remove the indemnification provisions, which are addressed in our bylaws, (3) remove all references to the Series A Preferred Stock and (4) correct a typo (the “Miscellaneous Amendments”). In accordance with Rule 14a-4(a)(3) and the SEC’s Compliance and Disclosure Interpretations related thereto, the Miscellaneous Amendments are bundled together in this Proposal Five.
Pursuant to Section 141(c)(2) of the DGCL, corporations that have been incorporated on or after July 1, 1996 (like the Company) may establish Board committees by the vote of a majority of the quorum of the Board rather than by a majority of the whole Board as is currently provided in Article FIFTH, Section 1, paragraph (d) of the Certificate of Incorporation. We are proposing to amend the Certificate of Incorporation to provide that Board committees may be established by the vote of a majority of the quorum of the Board consistent with Section 141(c)(2) of the DGCL.
We also are proposing to amend the Certificate of Incorporation to remove the indemnification provisions, which are currently set forth in Article EIGHTH of the Certificate of Incorporation. Our bylaws currently include provisions related to the indemnification and advancement of expenses of directors and officers and provide greater detail than what is currently provided in the Certificate of Incorporation.
The Miscellaneous Amendments will also remove all references in the Certificate of Incorporation to the Series A Preferred Stock in Article FOURTH, Section 1 and Exhibit A to the Certificate of Incorporation which set forth the preferences, rights and limitations of the Series A Preferred Stock. No shares of the Series A Preferred Stock are currently outstanding.
In addition, the Miscellaneous Amendments will also correct a typo in Article FOURTH, Section (1), paragraph (7) the Certificate of Incorporation.
Accordingly, we ask our stockholders to vote on the following resolution: “RESOLVED, that the Company’s stockholders approve an amendment to the Certificate of Incorporation to amend the Certificate of Incorporation to effect the Miscellaneous Amendments as set forth in Annex A.
The foregoing description of the Miscellaneous Amendments does not purport to describe all of the terms of the Miscellaneous Amendments and is qualified in its entirety by the complete text of the proposed amendment to the Certificate of Incorporation, which is attached hereto as Annex A.
Our Board recommends that you vote “FOR” approval of the Miscellaneous Amendments.

UPBOUND GROUP, INC. - 2024 Proxy Statement61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the common stock ownership for each of our directors, each of the named executive officers, all of our directors and executive officers as a group, and each of our known holders of 5% of our common stock. Unless otherwise indicated and subject to community property laws where applicable, we believe that each of the stockholders named in the table below beneficially own the shares indicated as beneficially owned. Information in the table is as of April 9, 2024, unless otherwise indicated. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of April 9, 2024.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Jeffrey Brown	188,794(1)	*
Mitchell Fadel	910,015(2)	1.7%
Anthony Blasquez	62,176	*
Fahmi Karam	30,757	*
Molly Langenstein	4,335(3)	*
Harold Lewis	22,591(3)	*
Glenn Marino	33,984(3)	*
Carol McFate	33,365(3)	*
Tyler Montrone	43,488	*
Sudeep Gautam	1,148	*
Jen You	19,806(3)	*
All executive officers and directors as a group (14 total)	1,456,385	2.7%
BlackRock, Inc.	7,994,748(4)	14.6%(4)
FMR LLC	6,849,791(5)	12.6%(5)
The Vanguard Group	5,796,072(6)	10.6%(6)
Aaron Allred	5,102,682(7)	9.4%(7)

*
Less than 1%.

(1)
Includes 106,646 DSUs.

(2)
Includes 5,256 DSUs.

(3)
Comprised solely of DSUs.

(4)
The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York, 10001. BlackRock, Inc. exercises sole voting control over 7,854,039 of these shares and sole investment control over all 7,994,748 shares. This information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 22, 2024.

(5)
The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. FMR LLC exercises sole voting control over 6,849,791 of these shares and sole investment control over all 6,849,791 shares. This information is based solely on information set forth in Schedule 13G/A filed with the SEC on February 9, 2024 by FMR LLC on behalf of itself and Abigail P. Johnson.

(6)
The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group exercises sole voting control over none of these shares, shared voting control over 101,825 of these shares, sole investment control over 5,641,979 of these shares, and shared investment control over 154,093 of these shares. This information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024.

(7)
The address of Mr. Allred is 13907 Minuteman Dr., 5th Floor, Draper, UT 84020. Includes 2,206,082 shares of our common stock owned by Mr. Allred in his personal capacity and 2,896,600 shares owned by Arklow Holdings, LLC of which Mr. Allred is a general member and manager. This information is based solely on information set forth in a Schedule 13G/A filed by Mr. Allred with the SEC on February 2, 2024.

62UPBOUND GROUP, INC. - 2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

For each of the named executive officers’ ownership as reported in the table above, the following table sets forth: (1) common stock underlying restricted stock units that may vest within 60 days of April 9, 2024, (2) common stock underlying performance stock units that may vest within 60 days of April 9, 2024, assuming 100% of the target performance is achieved and (3) shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of April 9, 2024.
Name	Common Stock Underlying Restricted Stock Units	Common Stock Underlying Performance Stock Units	Shares Issuable upon Exercise of Options
Mitchell Fadel	—	—	276,215
Fahmi Karam	—	—	—
Anthony Blasquez	—	—	—
Tyler Montrone	—	—	—
Sudeep Gautam	—	—	—

UPBOUND GROUP, INC. - 2024 Proxy Statement63

OTHER INFORMATION
Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 and related rules of the SEC require our directors and Section 16 officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports that they file. Based on a review of reports filed by those persons, and upon representations from those persons, we believe that all SEC stock ownership reports required to be filed by those reporting persons during and with respect to 2023 were timely made.
Annual Report on Form 10-K

The Company has filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2023 (which is not a part of the Company’s proxy soliciting materials), a copy of which is available on our website at https://investor.upbound.com/financials-filings/sec-filings. The Company will provide without charge a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 upon the written request of a stockholder to the Corporate Secretary, Upbound Group, Inc., 5501 Headquarters Drive, Plano, Texas 75024.
“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements, annual reports and Notices with respect to two or more stockholders sharing the same address by delivering a single copy of any such proxy statement, annual report or Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. If you are an affected stockholder and no longer wish to participate in householding, or if you are receiving multiple copies of the proxy statement or the Notice and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or the Company if you are the record holder of your shares. Such a notification to the Company may be submitted to the Upbound Legal Department in writing at Attn: Legal Department, Upbound Group, Inc., 5501 Headquarters Drive, Plano, Texas 75024, or by calling 972-801-1100. Additionally, we will deliver promptly to any affected stockholder, upon his or her written request made to the address in the preceding sentence, an additional copy of the proxy statement, annual report and/or Notice.
Submission of Stockholder Proposals

From time to time, stockholders may seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at an annual stockholders meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit nominations of directors or proposals, in addition to meeting other legal requirements.
We must receive proposals pursuant to Rule 14a-8 for possible inclusion in the Company’s proxy statement related to the 2025 annual stockholders meeting no later than December 24, 2024, and such proposals must otherwise comply with Rule 14a-8 under the Exchange Act.
Pursuant to our bylaws, subject to certain limited exceptions, other proposals for possible consideration at the 2025 annual stockholders meeting, including proposals for the nomination of one or more directors, must be received in writing by us no earlier than the close of business on February 4, 2025, and no later than the close of business on March 6, 2025. Any such proposal must be in proper form as specified in our bylaws, must be submitted by a stockholder of the Company meeting the requirements set forth in our bylaws and must comply with the rules of the SEC concerning stockholder proposals.
Direct any proposals, as well as related questions, to the Corporate Secretary, Upbound Group, Inc., 5501 Headquarters Drive, Plano, Texas 75024.
To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 5, 2025. Please note that the advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirements under our bylaws.
Our bylaws permit stockholders to nominate directors for election at an annual stockholder meeting without having been included in our proxy statement. To make such a nomination, the stockholder must deliver a notice to our Secretary in

64UPBOUND GROUP, INC. - 2024 Proxy Statement

OTHER INFORMATION

accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above with respect to a stockholder proposal that is submitted for presentation directly at the 2025 annual meeting but not intended to be included in our Proxy Statement under Rule 14a-8. The stockholder and nominee must also provide information in the notice and satisfy the other requirements specified in our bylaws. In addition to satisfying all of the requirements under our bylaws, any stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 annual meeting must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act.
Other Business

The Board does not intend to bring any business before the annual stockholders meeting other than the matters referred to in this proxy statement and at this date has not been informed of any matters that may be presented to the annual stockholders meeting by others. If, however, any other matters properly come before the annual stockholders meeting, or any adjournments or postponement thereof, it is intended that the persons named in the accompanying proxy solicited by the board will vote pursuant to the proxy in accordance with their best judgment on such matters.
PLEASE VOTE — YOUR VOTE IS IMPORTANT

UPBOUND GROUP, INC. - 2024 Proxy Statement65

ANNEX A:
CERTIFICATE OF INCORPORATION AMENDMENT
(See attached)

A-1UPBOUND GROUP, INC. - 2024 Proxy Statement

ANNEX A: CERTIFICATE OF INCORPORATION AMENDMENT

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
UPBOUND GROUP, INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
Upbound Group, Inc., a Delaware corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:
1.   Article Fourth, Section I, paragraph (7) of the Certificate of Incorporation of the Corporation, as amended, (the “Certificate”) is hereby amended to add the word “or” prior to clause (b).
2.   Article Fifth, Section (1), paragraph (d) of the Certificate is hereby amended in its entirety to read as follows:
“(d) to designate by resolution or resolutions passed by the Board of Directors one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions or in the Bylaws of the Corporation shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be stated in the Bylaws of the Corporation or as may be determined from time to time by resolutions adopted by the Board of Directors.”
3.   Article Seventh of the Certificate is hereby amended in its entirety to read as follows:
“SEVENTH: A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.”
4.   Article Eighth of the Certificate is hereby amended in its entirety to read as follows:
“EIGHTH: [Reserved]”
5.   The Certificate is hereby amended by deleting the third sentence of the first paragraph of Article Fourth, Section I and Exhibit A (the Certificate of Designations, Preferences and Relative Rights and Limitations of Series A Preferred Stock) to the Certificate in their entirety.
6.   The foregoing amendments to the Amended and Restated Certificate of Incorporation of the Corporation were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
[Signature Page Follows]

UPBOUND GROUP, INC. - 2024 Proxy StatementA-2

ANNEX A: CERTIFICATE OF INCORPORATION AMENDMENT

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this     day of June 2024.
UPBOUND GROUP, INC.
By:
Name:
Title:

A-3UPBOUND GROUP, INC. - 2024 Proxy Statement

ANNEX B:
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(See attached)

UPBOUND GROUP, INC. - 2024 Proxy StatementB-1

ANNEX B: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

This proxy statement contains certain financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (GAAP), including (1) Non-GAAP diluted earnings per share (net earnings or loss, as adjusted for special items (as defined below), net of taxes, divided by the number of shares of our common stock on a fully diluted basis), (2) Adjusted EBITDA (net earnings before interest, taxes, stock-based compensation, depreciation and amortization, as adjusted for special items and the annual cash incentive) on a consolidated and segment basis, (3) Adjusted EBITDA Margin and (4) Free Cash Flow. “Special items” refers to certain gains and charges we view as extraordinary, unusual or non-recurring in nature or which we believe do not reflect our core business activities. For the periods presented herein, these special items are described in the quantitative reconciliation tables included below in this Annex B. Because of the inherent uncertainty related to these special items, management does not believe it is able to provide a meaningful forecast of the comparable GAAP measures or reconciliation to any forecasted GAAP measure without unreasonable effort. These non-GAAP measures are additional tools intended to assist our management in comparing our performance on a more consistent basis for purposes of business decision making by removing the impact of certain items management believes do not directly reflect our core operations. These measures are intended to assist management in evaluating operating performance and liquidity, comparing performance and liquidity across periods, planning and forecasting future business operations, helping determine levels of operating and capital investments and identifying and assessing additional trends potentially impacting our Company that may not be shown solely by comparisons of GAAP measures. As discussed in this proxy statement, Adjusted EBITDA is also used as part of our incentive compensation program for our executive officers and others. We believe these non-GAAP financial measures also provide supplemental information that is useful to investors, analysts and other external users of our consolidated financial statements in understanding our financial results and evaluating our performance and liquidity from period to period. However, non-GAAP financial measures have inherent limitations and are not substitutes for, or superior to, GAAP financial measures and they should be read together with, our consolidated financial statements prepared in accordance with GAAP. Further, because non-GAAP financial measures are not standardized, it may not be possible to compare such measures to the non-GAAP financial measures presented by other companies, even if they have the same or similar names.
Reconciliation of net (loss) earnings to net earnings excluding special items and non-GAAP diluted earnings per share
	Year Ended December 31, 2023
(In thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net (Loss) Earnings	Diluted (Loss) Earnings per Share
GAAP Results	$2,022,258	$162,865	$52,867	$58,046	$(5,179)	$(0.09)
Plus: Special Items
Acima equity consideration vesting	—	137,507	137,507	(28,876)	166,383	2.95
Acima acquired assets depreciation and amortization(1)	—	72,934	72,934	45,826	27,108	0.48
Accelerated software depreciation	—	9,218	9,218	5,792	3,426	0.06
Legal settlements	—	319	319	200	119	—
Other(2)	—	(3,069)	(3,069)	(1,928)	(1,141)	(0.02)
Discrete income tax items	—	—	—	(9,546)	9,546	0.17
Non-GAAP Adjusted Results	$2,022,258	$379,774	$269,776	$69,514	$200,262	$3.55

(1)
Includes amortization of approximately $57.0 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $15.9 million.

(2)
Represents interest income on tax refunds for prior years received in 2023.

B-2UPBOUND GROUP, INC. - 2024 Proxy Statement

ANNEX B: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Year Ended December 31, 2022
(In thousands)	Gross Profit	Operating Profit	Earnings Before Income Tax	Tax Expense	Net Earnings	Diluted Earnings per Share
GAAP Results	$2,079,532	$148,538	$61,471	$49,114	$12,357	$0.21
Plus: Special Items
Acima equity consideration vesting	—	143,210	143,210	15,431	127,779	2.16
Acima acquired assets depreciation and amortization(1)	(2,853)	77,939	77,939	8,397	69,542	1.18
IT asset disposals	—	5,808	5,808	626	5,182	0.09
Cost savings initiatives	—	1,726	1,726	186	1,540	0.03
Store closure costs	—	1,368	1,368	147	1,221	0.02
Retail partner conversion losses	—	1,169	1,169	126	1,043	0.02
State tax audit assessment reserves	—	1,165	1,165	126	1,039	0.02
Hurricane impacts	—	249	249	27	222	—
Acima transaction costs	—	187	187	20	167	—
Legal settlements	—	(181)	(181)	(20)	(161)	—
Other	—	(210)	(210)	(23)	(187)	—
Discrete income tax items	—	—	—	1,532	(1,532)	(0.03)
Non-GAAP Adjusted Results	$2,076,679	$380,968	$293,901	$75,689	$218,212	$3.70

(1)
Includes amortization of approximately $64.9 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $15.9 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(2.9) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

Reconciliation of net earnings (loss) to Adjusted EBITDA (consolidated and by segment)
	Year Ended December 31, 2023
(In thousands)	Rent-A- Center	Acima	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$273,518	$235,480	$4,846	$17,087	$(536,110)	$(5,179)
Plus: Interest, net	—	—	—	—	109,998	109,998
Plus: Income tax expense	—	—	—	—	58,046	58,046
Operating profit (loss)	273,518	235,480	4,846	17,087	(368,066)	162,865
Plus: Amortization, Depreciation	18,816	1,661	1,206	146	29,492	51,321
Plus: Stock-based compensation	—	—	—	—	24,609	24,609
Plus: Special Items
Acima equity consideration vesting	—	—	—	—	137,507	137,507
Acima acquired assets depreciation and amortization(1)	—	57,048	—	—	15,886	72,934
Accelerated software depreciation	—	—	—	—	9,218	9,218
Legal settlements	—	—	—	—	319	319
Other(2)	—	—	—	—	(3,069)	(3,069)
Adjusted EBITDA(3)	$292,334	$294,189	$6,052	$17,233	$(154,104)	$455,704
Plus: Annual cash incentive	—	—	—	—	17,900	17,900
Adjusted EBITDA(4)	$292,334	$294,189	$6,052	$17,233	$(136,204)	$473,604

(1)
Includes amortization of approximately $57.0 million related to the total fair value of acquired intangible assets and incremental depreciation of approximately $15.9 million.

(2)
Represents interest income on tax refunds for prior years received in 2023.

(3)
As reported above in the 2023 Company Performance Highlights.

(4)
As defined above and included in the above Pay Versus Performance tables and graphs.

UPBOUND GROUP, INC. - 2024 Proxy StatementB-3

ANNEX B: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Year Ended December 31, 2022
(In thousands)	Rent-A- Center	Acima	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$334,525	$151,301	$6,267	$19,124	$(498,860)	$12,357
Plus: Interest, net	—	—	—	—	87,067	87,067
Plus: Income tax expense	—	—	—	—	49,114	49,114
Operating profit (loss)	334,525	151,301	6,267	19,124	(362,679)	148,538
Plus: Amortization, Depreciation	20,526	1,928	711	146	29,768	53,079
Plus: Stock-based compensation	—	—	—	—	19,399	19,399
Plus: Special Items
Acima equity consideration vesting	—	—	—	—	143,210	143,210
Acima acquired assets depreciation and amortization(1)	—	62,052	—	—	15,887	77,939
IT Asset disposals	—	—	—	—	5,808	5,808
Cost savings initiatives	118	(384)	—	—	1,992	1,726
Store closure costs	1,368	—	—	—	—	1,368
Retail partner conversion losses	—	1,169	—	—	—	1,169
State tax audit assessment reserves	—	1,165	—	—	—	1,165
Hurricane impacts	249	—	—	—	—	249
Acima transaction costs	—	—	—	—	187	187
Legal settlements	—	—	—	—	(181)	(181)
Other	—	77	—	—	(287)	(210)
Adjusted EBITDA(2)	$356,786	$217,308	$6,978	$19,270	$(146,896)	$453,446
Plus: Annual cash incentive	—	—	—	—	5,081	5,081
Adjusted EBITDA(3)	$356,786	$217,308	$6,978	$19,270	$(141,815)	$458,527

(1)
Includes amortization of approximately $64.9 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $15.9 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(2.9) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

(2)
As reported in our fourth quarter earnings press release furnished on February 23, 2023 on our Current Report on Form 8-K.

(3)
As defined above and included in the above Pay Versus Performance tables and graphs.

	Year Ended December 31, 2021
(In thousands)	Rent-A- Center	Acima	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$448,905	$176,496	$7,858	$20,321	$(503,058)	$134,940
Plus: Debt refinancing charges	—	—	—	—	15,582	15,582
Plus: Interest, net	—	—	—	—	70,653	70,653
Plus: Income tax expense	—	—	—	—	59,364	59,364
Operating profit (loss)	448,905	176,496	7,858	20,321	(373,041)	280,539
Plus: Amortization, Depreciation	18,588	2,122	511	93	33,516	54,830
Plus: Special Items
Acima equity consideration vesting	—	—	—	—	127,060	127,060
Acima acquired assets depreciation and amortization(1)	—	87,455	—	—	13,239	100,694
Acima transaction costs	—	—	—	—	17,680	17,680
Legal settlement reserves	—	—	—	—	17,500	17,500
Acima integration costs	14	6,849	—	—	3,442	10,305
Hurricane impacts	1,276	148	—	—	—	1,424
Store closure costs	528	—	3	—	—	531
COVID-19 testing	293	—	—	—	—	293

B-4UPBOUND GROUP, INC. - 2024 Proxy Statement

ANNEX B: RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

	Year Ended December 31, 2021
(In thousands)	Rent-A- Center	Acima	Mexico	Franchising	Corporate	Consolidated
State tax audit assessment reserve	—	—	—	—	161	161
Adjusted EBITDA(2)	$469,604	$273,070	$8,372	$20,414	$(160,443)	$611,017
Plus: Annual cash incentive	—	—	—	—	11,412	11,412
Plus: Stock-based compensation(3)	—	—	—	—	20,497	20,497
Adjusted EBITDA(4)	$469,604	$273,070	$8,372	$20,414	$(128,534)	$642,926

(1)
Includes amortization of approximately $101.7 million related to the total fair value of acquired intangible assets, incremental depreciation of approximately $13.2 million related to the fair value increase over net book value for acquired software assets, and a depreciation credit adjustment of approximately $(14.2) million related to a step-down of estimated fair value below net book value for acquired lease merchandise.

(2)
As reported in our fourth quarter earnings press release furnished on February 24, 2022 on our Current Report on Form 8-K.

(3)
Prior to 2022, we did not exclude stock compensation expense from our calculation of Adjusted EBITDA, as defined above.

(4)
As defined above and included in the above Pay Versus Performance tables and graphs.

	Year Ended December 31, 2020
(In thousands)	Rent-A- Center	Acima	Mexico	Franchising	Corporate	Consolidated
Net earnings (loss)	$333,379	$57,847	$5,798	$12,570	$(201,479)	$208,115
Plus: Interest, net	—	—	—	—	14,557	14,557
Plus: Income tax expense	—	—	—	—	14,664	14,664
Operating profit (loss)	333,379	57,847	5,798	12,570	(172,258)	237,336
Plus: Amortization, Depreciation	19,912	2,066	413	40	34,227	56,658
Plus: Special Items
California refranchise store sale	16,600	—	—	—	—	16,600
Legal settlement reserves	—	—	—	—	7,900	7,900
Acima transaction costs	—	—	—	—	6,400	6,400
Legal settlement	—	—	—	—	(2,800)	(2,800)
Store closure costs	2,052	—	37	—	—	2,089
Asset disposals	531	4	—	—	1,269	1,804
Cost savings initiatives	577	193	—	—	813	1,583
State tax audit assessment reserves	261	400	—	—	564	1,225
COVID-19 impacts	883	115	—	—	155	1,153
Nationwide protest impacts	942	—	—	—	—	942
Insurance proceeds	(341)	—	—	—	—	(341)
Adjusted EBITDA(1)	$374,796	$60,625	$6,248	$12,610	$(123,730)	$330,549
Plus: Annual cash incentive	—	—	—	—	13,427	13,427
Plus: Stock-based compensation(2)	—	—	—	—	—	—
Adjusted EBITDA(3)	$374,796	$60,625	$6,248	$12,610	$(110,303)	$343,976

(1)
As reported in our fourth quarter earnings press release furnished on February 24, 2021 on our Current Report on Form 8-K.

(2)
Prior to 2022, we did not exclude stock compensation expense from our calculation of Adjusted EBITDA, as defined above.

(3)
As defined above and included in the above Pay Versus Performance tables and graphs.

Reconciliation of net cash provided by operating activities to free cash flow
	Year Ended December 31,
(In thousands)	2023	2022
Net cash provided by operating activities	$200,290	$468,460
Purchase of property assets	(53,402)	(61,387)
Free cash flow	$146,888	$407,073

UPBOUND GROUP, INC. - 2024 Proxy StatementB-5

UPBOUND GROUP, INC.5501 HEADQUARTERS DRIVEPLANO, TX 75024 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET PRIOR TO THE MEETING - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on June 3, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time,on June 3, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you received paper copies of the proxy materials and would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery,please follow the instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years. V43560-P09656 UPBOUND GROUP, INC. The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5: 1.To elect or re-elect the directors nominated by the Board ForAgainstAbstainof Directors:1a.Jeffrey Brown!!!1b.Mitchell Fadel!!!1c.Molly Langenstein!!!1d.Harold Lewis!!! 1e.Glenn Marino!!!1f.Carol McFate!!!ForAgainstAbstain 2.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024!!! 3.To approve, by non-binding vote, compensation of the named executive officers for the year ended December 31, 2023!!! 4.To approve an amendment to the Upbound Group, Inc. Certificate of Incorporation (the "Certificate of Incorporation") to limit the liability of certain officers !!! as permitted by Delaware law 5.To approve other miscellaneous amendments to the Certificate of Incorporation to provide that the Board committees may be established by!!!the Board of Directors by a majority of the quorum, to remove the indemnification provisions, to remove references to the Series A Preferred Stock, and to correct a typo NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. NOTE:Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and the Proxy Statement and most recent Annual Report on Form 10-K ofUpbound Group, Inc. are available at investor.upbound.com and www.proxyvote.com.V43561-P096562024 Annual Meeting of StockholdersTHIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORS OF UPBOUND GROUP, INC. The undersigned hereby appoints Fahmi Karam and Bryan Pechersky, and each of them, with power to act without the other and with power of substitution, as proxies to cast all votes that the undersigned is entitled to cast at Upbound Group, Inc.'s2024 Annual Meeting of Stockholders to be held June 4, 2024 at the Upbound Group, Inc. Field Support Center, which is located, along with our principal executive offices, at 5501 Headquarters Drive, Plano, Texas 75024, or any postponement or adjournment thereof, with authority to vote on the proposals as indicated on the reverse side of this Proxy and in their discretion upon such other matters as may be properly presented at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN AS TO ANY OR ALL PROPOSALS BUT THIS PROXY IS SIGNED AND DATED, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WITH RESPECT TO SUCH PROPOSALS.(Continued and to be marked, signed and dated on the other side)

UPBOUND GROUP, INC.5501 HEADQUARTERS DRIVEPLANO, TX 75024 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET PRIOR TO THE MEETING - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 30, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time,on May 30, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you received paper copies of the proxy materials and would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery,please follow the instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years. V43562-P09656 UPBOUND GROUP, INC. The Board of Directors recommends you vote FOR each director nominee listed in Proposal 1 and FOR Proposals 2, 3, 4 and 5: 1.To elect or re-elect the directors nominated by the Board ForAgainstAbstainof Directors:1a.Jeffrey Brown!!!1b.Mitchell Fadel!!!1c.Molly Langenstein!!!1d.Harold Lewis!!! 1e.Glenn Marino!!!1f.Carol McFate!!!ForAgainstAbstain 2.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024!!! 3.To approve, by non-binding vote, compensation of the named executive officers for the year ended December 31, 2023!!! 4.To approve an amendment to the Upbound Group, Inc. Certificate of Incorporation (the "Certificate of Incorporation") to limit the liability of certain officers !!! as permitted by Delaware law 5.To approve other miscellaneous amendments to the Certificate of Incorporation to provide that the Board committees may be established by!!!the Board of Directors by a majority of the quorum, to remove the indemnification provisions, to remove references to the Series A Preferred Stock, and to correct a typo NOTE: Such other business as may properly come before the meeting and any adjournment or postponement thereof. NOTE:Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and the Proxy Statement and most recent Annual Report on Form 10-K ofUpbound Group, Inc. are available at investor.upbound.com and www.proxyvote.com. V43563-P096562024 Annual Meeting of StockholdersTHIS PROXY IS SOLICITED ON BEHALF OFTHE BOARD OF DIRECTORS OF UPBOUND GROUP, INC. The undersigned participant in the Upbound Group, Inc. 401(k) Retirement Savings Plan (the "401(k) Plan") hereby directs Empower Trust Company, INTRUST Bank, NA, or other duly named trustee of the 401(k) Plan, to vote his or her shares held through the 401(k) Plan as indicated on the reverse side of this Proxy, or if not so indicated, in accordance with the policy adopted by Upbound Group, Inc. in accordance with the 401(k) Plan document (voting for each proposal as recommended by the board of directors of Upbound Group, Inc.). THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN AS TO ANY OR ALL PROPOSALS BUT THIS PROXY IS SIGNED AND DATED, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS WITH RESPECT TO SUCH PROPOSALS.(Continued and to be marked, signed and dated on the other side)